                                                                       Exhibit 1

                                                                  Execution Copy


                                MERGER AGREEMENT


                                      AMONG


                      T ACQUISITION L.P., T ACQUISITION CO.


                                       AND


                                TAB PRODUCTS CO.


                               As of July 29, 2002

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                                TABLE OF CONTENTS
                                -----------------

1.       Definitions..................................................................................      1

2.       Basic Transaction............................................................................      7

         (a)   The Merger.............................................................................      7
         (b)   The Closing............................................................................      7
         (c)   Actions at the Closing.................................................................      7
         (d)   Effect of Merger.......................................................................      7
         (e)   Procedure for Payment..................................................................      8
         (f)   Stock Option Plans and Warrants........................................................      9
         (g)   Closing of Transfer Records............................................................     10
         (h)   Dissenting Shares......................................................................     10

3.       Representations And Warranties Of The Company................................................     11

         (a)   Organization, Qualification, and Corporate Power.......................................     11
         (b)   Capitalization.........................................................................     11
         (c)   Subsidiaries...........................................................................     12
         (d)   Authorization of Transaction...........................................................     13
         (e)   SEC Documents; Financial Statements; Undisclosed Liabilities...........................     13
         (f)   Noncontravention.......................................................................     14
         (g)   Brokers' Fees; Schedule of Transaction Fees............................................     15
         (h)   Title to Assets........................................................................     15
         (i)   Events Subsequent to Most Recent Fiscal Year End.......................................     15
         (j)   Legal Compliance.......................................................................     17
         (k)   Taxes..................................................................................     17
         (l)   Real Property..........................................................................     18
         (m)   Intellectual Property..................................................................     20
         (n)   Contracts..............................................................................     21
         (o)   Insurance..............................................................................     23
         (p)   Litigation.............................................................................     23
         (q)   Employees..............................................................................     23
         (r)   Employee Benefits......................................................................     24
         (s)   Environmental Matters..................................................................     25
         (t)   Certain Business Relationships With Company and Its Subsidiaries.......................     26
         (u)   Rights Agreement; (S)203 of the Delaware General Corporation Law.......................     26
         (v)   Disclosure.............................................................................     27

4.       Representations And Warranties Of The Buyer And The Transitory Subsidiary....................     27

         (a)   Organization...........................................................................     27
         (b)   Financing..............................................................................     27
         (c)   Authorization of Transaction...........................................................     28
         (d)   Noncontravention.......................................................................     28
         (e)   Brokers' Fees..........................................................................     28

         (f)   Disclosure.............................................................................     28
         (g)   Financial Statements; Undisclosed Liabilities..........................................     28
         (h)   Absence of Litigation..................................................................     29
         (i)   Transitory Subsidiary..................................................................     29

5.       Covenants....................................................................................     29

         (a)   General................................................................................     29
         (b)   Notices and Consents...................................................................     29
         (c)   Regulatory Matters and Approvals.......................................................     29
         (d)   Fairness Opinion.......................................................................     30
         (e)   Financing..............................................................................     30
         (f)   Operation of Business..................................................................     31
         (g)   Access.................................................................................     33
         (h)   Notice of Developments.................................................................     33
         (i)   No Solicitation........................................................................     33
         (j)   Indemnification and Insurance..........................................................     34
         (k)   Employment Matters.....................................................................     35
         (l)   Guaranties.............................................................................     36
         (m)   Proxy Solicitations....................................................................     36
         (n)   Solvency Opinion.......................................................................     36
         (o)   Intentionally omitted..................................................................     36

6.       Conditions To Obligation To Close............................................................     37

         (a)   Conditions to Obligation of the Buyer and the Transitory Subsidiary....................     37
         (b)   Conditions to Obligation of the Company................................................     38

7.       Termination..................................................................................     39

         (a)   Termination of Agreement...............................................................     39
         (b)   Effect of Termination..................................................................     40

8.       Miscellaneous................................................................................     42

         (a)   Survival...............................................................................     42
         (b)   Press Releases and Public Announcements................................................     42
         (c)   No Third-Party Beneficiaries...........................................................     42
         (d)   Entire Agreement.......................................................................     42
         (e)   Succession and Assignment..............................................................     42
         (f)   Counterparts...........................................................................     42
         (g)   Headings...............................................................................     42
         (h)   Notices................................................................................     43
         (i)   Governing Law..........................................................................     44
         (j)   Amendments and Waivers.................................................................     44
         (k)   Severability...........................................................................     44
         (l)   Expenses...............................................................................     44
         (m)   Construction...........................................................................     44
         (n)   Incorporation of Exhibits and Schedules................................................     44

Exhibits and Schedules

Exhibit A - Form of Certificate of Merger

Exhibit B - Form of Certificate of Incorporation

Exhibit C - Form of Bylaws

Exhibit D - Intentionally Omitted

Exhibit E - Permitted Investments

Exhibit F - Comprehensive Schedule of Options

Exhibit G - Form of Opinion of Counsel to the Company

Exhibit H - Form of Opinion of Counsel to the Buyer and the Transitory
  Subsidiary

Exhibit I - Form of Guaranties

Exhibit J - Financing Commitments

                                MERGER AGREEMENT

         THIS MERGER AGREEMENT ("Agreement") is entered into as of the 29th day of July 2002 among T ACQUISITION, L.P., a Delaware limited partnership (the "Buyer"), T ACQUISITION CO, a Delaware corporation and a wholly-owned Subsidiary of the Buyer (the "Transitory Subsidiary"), and TAB PRODUCTS CO., a Delaware corporation (the "Company"). The Buyer, the Transitory Subsidiary and the Company are referred to collectively herein as the "Parties."

         This Agreement contemplates a transaction in which the Buyer will acquire all of the outstanding capital stock of the Company for cash through a reverse subsidiary merger of the Transitory Subsidiary with and into the Company.

         In connection herewith, each of the directors of the Company, who are stockholders of Company, and Steel Partners II, L.P. and certain Affiliates and Henry Investment Trust, L.P. and certain Affiliates, have simultaneously with the execution and delivery of this Agreement entered into Voting/Support Agreements with the Buyer pursuant to which such stockholders have agreed to vote their respective Company Shares in favor of the transactions contemplated hereby ("Voting/Support Agreements").

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

1.       Definitions.

         "Acquisition Proposal" means a proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the assets or equity securities of the Company or any of the Company's Subsidiaries, other than the transactions contemplated by this Agreement.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Ampulski Agreement" has the meaning set forth in (S)3(b)(i) below.

         "Break-up Fee" has the meaning set forth in (S)7(b)(ii) below.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer Break-up Fee" has the meaning set forth in (S)7(b)(iii) below.

         "Buyer-owned Share" means any Company Share that the Buyer, the Transitory Subsidiary or any of their Affiliates beneficially owns.

         "Capital Expenditure Budget" has the meaning set forth in (S)3(i)(v) below.

         "Certificate of Merger" has the meaning set forth in (S)2(c) below.

         "Closing" has the meaning set forth in (S)2(b) below.

         "Closing Date" has the meaning set forth in (S)2(b) below.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         "Code" means the Internal Revenue Code of 1986, as amended. "Company" has the meaning set forth in the preface above.

         "Company Share" means any share of the Common Stock, $.01 par value per share, of the Company, including the associated Rights.

         "Company Stockholder" means any Person who or which holds any Company Shares.

         "Confidentiality Agreement" has the meaning set forth in (S)5(g) below.

         "Definitive Financing Agreements" has the meaning set forth in (S)5(e) below.

         "Definitive Proxy Materials" means the definitive proxy materials relating to the Special Meeting.

         "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

         "Disclosure Schedule" has the meaning set forth in (S)3 below.

         "Dissenting Share" means any Company Share which any stockholder who or which has properly exercised and properly perfected his, her or its appraisal rights under the Delaware General Corporation Law holds of record.

         "Effective Time" has the meaning set forth in (S)2(d)(i) below.

         "Employee Benefit Plan" means an Employee Pension Benefit Plan and an Employee Welfare Benefit Plan.

         "Employee Pension Benefit Plan" means a plan defined in Section 3(2) of ERISA.

         "Employee Welfare Benefit Plan" means a plan defined in Section 3(1) of ERISA.

         "Environmental Laws" means all applicable federal, state, local and foreign statutes, regulations and ordinances, all applicable final judicial and administrative orders and determinations, all contractual obligations and all applicable common law concerning pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "Equity Incentive Plans" means the Tab Products Co. 2001 Stock Option Plan, the Tab Products Co. 2001 Nonstatutory Stock Option Plan, the Tab Products Co. 1996 Outside Directors Stock Option Plan, the Tab Products Co. 1991 Stock Option Plan, and any other plan, program, agreement or arrangement providing for the issuance or grant of any interest in respect of capital stock of the Company and disclosed on the Disclosure Schedule.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

         "ERISA Affiliate" means an entity or trade or business (whether or not incorporated) that is a member of a "controlled group" of which the Company is a member or under "common control" with the Company (within the meaning of Section 414(b) and (c) of the Code).

         "Facilities" has the meaning set forth in (S)4(b) below. "Fairness Opinion" has the meaning set forth in (S)3(d) below.

         "Financing Commitments" means (a) the financing commitment letter dated June 6, 2002, between LaSalle Bank National Association and HS Morgan Limited Partnership, (b) the financing commitment letter dated June 25, 2002, among Banc One Mezzanine Corporation, HS Morgan L.P., Workstream, Hamilton Sorter Co., Inc. and New Maverick Desk, Inc., (c) the Commitment Term Sheet regarding the $3.5 million Senior Note to be issued by HS Morgan Limited Partnership to Workstream,
(d) the letter dated June 25, 2002 from Morgan Schiff & Co. to Workstream regarding MS TP Limited Partnership, and (e) the letter dated June 26, 2002 from Workstream to HS Morgan Limited Partnership regarding the repayment of a $3.5 million 10% Junior Subordinated Note, all as attached hereto as Exhibit J.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

         "Health and Safety Laws" means all federal, state, local and foreign statutes, regulations and ordinances, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety and workers or occupational health and safety.

         "Improvements" has the meaning set forth in (S)3(k)(iv) below.

         "Intellectual Property" means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names and rights in telephone numbers, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith,
(e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases and related documentation), other than off-the-shelf computer software, (g) all advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

         "IRS" means the United States Internal Revenue Service.

         "Knowledge" means actual knowledge after reasonable investigation under the circumstances (a) with respect to Company, of Gary Ampulski and Donald Hotz and (b) with respect to Buyer or Transitory Subsidiary, of any of Thaddeus Jaroszewicz, Philip Ean Cohen, and John Boustead.

         "Leased Real Property" has the meaning set forth in (S)3(l)(ii) below.

         "Liens" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than Permitted Encumbrances.

         "Material Adverse Effect" means, with respect to any party, any events, changes or effects which, individually or in the aggregate, would have, or would be reasonably likely to have, a material adverse effect on the business, operations, assets, condition (financial or otherwise), results of operations or liabilities of such party and its Subsidiaries, taken as a whole; provided, however, that in determining whether there has been a Material Adverse Effect, any adverse effect principally attributable to any of the following shall be disregarded: (i) general economic, business or financial market conditions; (ii) in the case of determining a Material Adverse Effect on Company, conditions in the industries in which Company operates, which conditions do not materially disproportionately affect Company, (iii) the taking of any action required by this Agreement; (iv) the announcement or pendency of this Agreement and/or the Merger, including any shareholder "strike" suits, actions or similar proceedings arising in connection with the Merger; (v) any attrition among the sales employees or other distribution agents of Company and its Subsidiaries resulting from the announcement or pendency of this Agreement and/or the Merger and any resulting effects on sales and other financial results of Company and its Subsidiaries; (vi) in the case of determining a Material Adverse Effect on Company, the breach of this Agreement by Buyer or Transitory Subsidiary; (vii) in the case of determining a Material Adverse Effect on Buyer, the breach of this Agreement by Company and (viii) in the case of determining a Material Adverse Effect on the Company, any breach of the Confidentiality Agreement arising after the date hereof.

         "Merger" has the meaning set forth in (S)2(a) below.

         "Merger Consideration" has the meaning set forth in (S)2(d)(v) below.

         "Multiemployer Plan" means a plan defined in Section 3(37) or Section 4001(a)(3) of ERISA.

         "Non-U.S. Subsidiary" means a Subsidiary organized under the laws of a jurisdiction located outside of the United States.

         "Option" has the meaning set forth in (S)2(f)(i) below.

         "Option Consideration" has the meaning set forth in (S)2(f)(i) below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Owned Real Property" has the meaning set forth in (S)3(l)(i) below.

         "Party" has the meaning set forth in the preface above.

         "Paying Agent" has the meaning set forth in (S)2(e) below.

         "Payment Fund" has the meaning set forth in (S)2(e) below.

         "PBGC" means the Pension Benefit Guaranty Corporation, described in ERISA Section 4002.

         "Permitted Encumbrances" means (a) mechanic's, materialman's, and similar liens relating to obligations not yet due and payable; (b) liens for Taxes, assessments or governmental charges or levies not yet due and payable or for Taxes, assessments or governmental charges or levies that the taxpayer is contesting in good faith through appropriate proceedings; (c) purchase money liens and liens securing rental payments under capital lease arrangements disclosed on the Disclosure Schedule; (d) recorded easements, restrictive covenants, rights of way and other similar imperfections of title not materially adversely affecting the Buyer's or the Surviving Corporation's use of the assets affected; (e) zoning, building and other similar restrictions; and (f) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof) or any other entity.

         "Prohibited Transaction" means a transaction within the meaning of
Section 4975 of the Code or Section 406 of ERISA.

         "Real Property" has the meaning set forth in (S)3(l)(iii) below.

         "Real Property Laws" has the meaning set forth in (S)3(l)(vi) below.

         "Requisite Stockholder Approval" means the affirmative vote of the holders of a majority of the then-outstanding Company Shares in favor of this Agreement and the Merger.

         "Rights" means the Common Stock purchase rights pursuant to the Rights Agreement.

         "Rights Agreement" means the Rights Agreement dated as of October 24, 1996, between Company and Mellon Investor Services, L.L.C. (f/k/a ChaseMellon Shareholder Services, L.L.C.), as amended.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Special Meeting" has the meaning set forth in (S)5(c)(ii) below.

         "Subsidiary" means any Person with respect to which a specified Person (or a Subsidiary thereof) owns, directly or indirectly, a majority of the common stock or other equity interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Superior Acquisition Proposal" means a bona fide Acquisition Proposal made by a Person other than Buyer, which a majority of the members of the Company's Board of Directors determines, after consultation with its financial advisors and Company's outside legal counsel, in good faith (i) to be more favorable to the Company Stockholders from a financial point of view than the Merger; and (ii) to be reasonably capable of being consummated.

         "Surviving Corporation" has the meaning set forth in (S)2(a) below.

         "Tax" or "Taxes" means all taxes, however, denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, but not be limited to, any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), custom duties, capital stock, franchise, profits, withholding (employment, backup, foreign, or otherwise), social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, other tax of any kind whatsoever, or other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld, or collected and whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Termination Date" has the meaning set forth in (S)7(ii) below.

         "Transitory Subsidiary" has the meaning set forth in the preface above.

         "U.S. Subsidiary" means a Subsidiary organized under the laws of a jurisdiction located within the United States.

         "Voting/Support Agreements" has the meaning set forth in the preface above.

         "Warrant" means the Tab Products Co. Common Stock Purchase Warrant issued to SpencerStuart and exercisable for the purchase of 13,000 Company Shares, as amended, a copy of which has been provided to Buyer.

         "Workstream Financial Statements" has the meaning set forth in (S)4(g) below.

         "Workstream" means Workstream Inc., a Delaware corporation and an Affiliate of Buyer and Subsidiary.

2.       Basic Transaction.

         (a) The Merger. On and subject to the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law, the Transitory Subsidiary will merge with and into the Company (the "Merger") at the Effective Time. The Company shall be the corporation surviving the Merger (in this capacity, the "Surviving Corporation").

         (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC, 333 W. Wacker Drive, Suite 2700, Chicago, Illinois 60606, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

         (c) Actions at the Closing. At the Closing: (i) the Company will deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in (S)6(a) below; (ii) the Buyer and the Transitory Subsidiary will deliver to the Company the various certificates, instruments and documents referred to in (S)6(b) below; (iii) the Company and the Transitory Subsidiary will file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit A (the "Certificate of Merger"); and (iv) the Buyer will cause the Surviving Corporation to deliver the Payment Fund to the Paying Agent in the manner provided below in this (S)2.

         (d) Effect of Merger.

             (i) General. The Merger shall become effective at the time (the "Effective Time") the Company and the Transitory Subsidiary file the Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or the Transitory Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

               (ii) Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety at and as of the Effective Time in the form attached hereto as Exhibit B.

               (iii) Bylaws. The Bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Time in the form attached hereto as Exhibit C.

               (iv) Directors and Officers. The directors of the Transitory Subsidiary shall become the directors of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office). Except as otherwise requested in writing by the Buyer, the officers of the Company shall become the officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and being subject to removal by action of the Surviving Corporation's Board of Directors).

               (v) Conversion of Company Shares. At and as of the Effective Time, (A) each Company Share issued and outstanding immediately prior to the Effective Time (other than any Dissenting Share or Buyer-owned Share) shall be converted into the right to receive an amount (the "Merger Consideration") equal to $5.85 in cash (without interest), (B) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Delaware General Corporation Law as provided in (S)2(h) below, (C) each Buyer-owned Share shall be canceled, and (D) each Company Share owned by Company or any of its Subsidiaries shall be canceled; provided, however, that the Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Company Shares outstanding. No Company Share shall be deemed to be outstanding or to have any rights other than those set forth above in this (S)2(d)(v) after the Effective Time.

               (vi) Conversion of Capital Stock of the Transitory Subsidiary. At and as of the Effective Time, each share of Common Stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock, $.01 par value per share, of the Surviving Corporation.

         (e)   Procedure for Payment.

               (i)   Simultaneously with and as a condition to the Effective
         Time: (A) the Buyer will furnish, or will cause the Surviving Corporation to furnish, to a commercial bank or trust company or similar financial institution mutually acceptable to Buyer and the Company (the "Paying Agent") a corpus (the "Payment Fund") consisting of cash sufficient in the aggregate for the Paying Agent to make full payment of the Merger Consideration to the holders of all of the outstanding Company Shares (other than any Dissenting Shares and Buyer-owned Shares); and (B) the Buyer will cause the Paying

         Agent to mail a letter of transmittal (with instructions for its use) in form reasonably acceptable to each of the Company and the Buyer to each record holder of outstanding Company Shares for the holder to use in surrendering the certificates which represented his, her or its Company Shares against payment of the Merger Consideration. No interest will accrue or be paid to the holder of any outstanding Company Shares.

               (ii) The Paying Agent shall, pursuant to irrevocable instructions, pay the Merger Consideration out of the Payment Fund as soon as practicable after the Effective Time. Upon surrender of a certificate representing Company Shares for cancellation to the Paying Agent together with a letter of transmittal, duly executed, or an "agents message" in the case of a book entry transfer, and such other customary documents as may be required pursuant to such instructions, the holder of such certificate shall be entitled to receive in respect thereof cash in an amount equal to the product of (1) the number of Company Shares formerly represented by such certificate, multiplied by
         (2) $5.85. If any holder of a certificate shall be unable to surrender such holder's certificates because such certificates have been lost, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Corporation.

               (iii) The Buyer may cause the Paying Agent to invest the cash included in the Payment Fund in one or more of the permitted investments set forth on Exhibit E attached hereto; provided, however, that the terms and conditions of the investments shall be such as to permit the Paying Agent to make prompt payment of the Merger Consideration as necessary. The Buyer may cause the Paying Agent to pay over to the Surviving Corporation any net earnings with respect to the investments, and the Buyer will replace, or will cause the Surviving Corporation to replace, promptly any portion of the Payment Fund which the Paying Agent loses through investments.

               (iv) The Buyer may cause the Paying Agent to pay over to the Surviving Corporation any portion of the Payment Fund (including any earnings thereon) remaining 180 days after the Effective Time, and thereafter all former stockholders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat, and other similar laws) as general creditors thereof with respect to the cash payable upon surrender of their certificates.

               (v) The Buyer shall cause the Surviving Corporation to pay all charges and expenses of the Paying Agent.

         (f)   Stock Option Plans and Warrants.

               (i) The Company shall take all actions necessary to provide that, immediately prior to the Effective Time, (A) each then outstanding option (each, an "Option" and collectively, the "Options") to purchase or acquire Company Shares under any of the Equity Incentive Plans and pursuant to the Ampulski Agreement, whether or not then exercisable or vested, shall become fully exercisable and vested (a correct and complete schedule of all such Options being attached hereto as Exhibit F), (B) each Option that is then outstanding shall be canceled as of the Effective Time and (C) in consideration of such cancellation, (x) each Option with a per share exercise price of less than $5.85 shall, as of the Effective Time, represent for all purposes only the right to receive an amount in cash equal to the difference between $5.85 and the per share exercise price of such Option, multiplied by the number of Company Shares subject to such Option (such amount in cash as described above being hereinafter referred to as the "Option Consideration"), payable as provided in
         (S)2(f)(ii) but in each case net of all applicable federal, state and local withholding Taxes and similar deductions and (y) each Option with a per share exercise price of $5.85 or above shall be deemed not to have any rights after the Effective Time.

               (ii) Upon the Effective Time, Buyer shall, or shall cause the Surviving Corporation to, pay to each holder of an Option the Option Consideration in respect thereof (net of all applicable withholding Taxes and similar deductions); provided, however, that with respect to any Person subject to Section 16(a) of the Securities Exchange Act, any such Option Consideration shall not be payable until the first date payment can be made without liability to such Person under Section 16(b) of the Securities Exchange Act, but shall be paid as soon as practicable thereafter. No interest shall be paid or accrued on the Option Consideration. Until settled in accordance with the provisions of this (S)2(f), each Option shall be deemed at any time after the Effective Time to represent for all purposes only the right to receive the Option Consideration.

               (iii) At the Effective Time, the Warrant, pursuant to the terms thereof, shall be canceled and in consideration of such cancellation, the Warrant shall represent for all purposes only the right to receive an amount in cash equal to the difference between $5.85 and the per share exercise price of the Warrant multiplied by the number of Company Shares subject to the Warrant.

               (iv) Prior to the Effective Time, the Company shall take all action necessary (including causing the Board of Directors of the Company or any Subsidiary (or any respective committees thereof) to take such actions as are allowed by the Equity Incentive Plans) to ensure that (A) following the Effective Time, no holder of an Option nor any party to or participant in any of the Equity Incentive Plans shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any Subsidiary thereof and (B) the Equity Incentive Plans shall terminate as of the Effective Time. The Company represents and warrants that no such action shall require the vote or consent of the holders of Company Shares.

         (g) Closing of Transfer Records. After the close of business on the Closing Date, transfers of Company Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

         (h) Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, Dissenting Shares shall not be converted into or represent the right to receive the Merger Consideration. Company Stockholders holding Dissenting Shares instead shall be entitled to receive payment of the appraised value of such Dissenting Shares held by them in accordance with the provisions of Section 262 of the Delaware General Corporation Law, except that all Dissenting Shares held by Company Stockholders who shall have failed to properly perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such Company Shares under Section 262 of the Delaware General Corporation Law shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration. The Company shall not take (or permit to be taken) any action with respect to any holder of Company Shares who or that has demanded appraisal of his, her or its Company Shares, including (without limitation) compromising or entering into a settlement with respect to such demand, without the express prior written consent of the Buyer.

3. Representations And Warranties Of The Company. The Company represents and warrants to the Buyer and the Transitory Subsidiary that the statements contained in this (S)3 are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the closing date were substituted for the date of this Agreement throughout this (S)3), except for those representations and warranties that relate to a particular date, which representations and warranties shall be true and correct as of such date and except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this (S)3.

         (a) Organization, Qualification, and Corporate Power. Each of Company and its Subsidiaries is a corporation or other entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each of Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, other than in such jurisdictions where the failure to be so authorized or be in good standing would not have a Material Adverse Effect on Company. Each of Company and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. (S)3(a) of the Disclosure Schedule lists the directors and officers of each of Company and its Subsidiaries.

         (b)      Capitalization.

                  (i) As of the date hereof, the authorized shares of capital stock of Company consist of: (A) 25,000,000 shares of Common Stock, par value $.01 per share, of which 5,123,915 Company Shares are issued and outstanding and 2,678,469 Company Shares are held by Company in its treasury; and (B) 500,000 shares of preferred stock, 200,000 of which have been designated as Series A Preferred Stock and none of which are issued and outstanding. As of the date hereof, 927,750 Company Shares were reserved for issuance but not issued under the Equity Incentive Plans, 13,000 Company Shares were reserved for issuance but not issued in connection with the Warrant, and 250,000 Company Shares were reserved for issuance but not issued in connection with options granted to Gary Ampulski effective as of December 14, 2000 pursuant to a Nonqualified Stock Option Agreement (the "Ampulski Agreement"). As of the date hereof, except as set forth in this
         (S)3(b)(i) and except pursuant to the Rights Agreement, no Company Shares or other securities of Company were issued, reserved for issuance or outstanding.

                  (ii) Exhibit F is a true and complete list as of the date hereof of each outstanding stock option and warrant of any nature, incentive, nonqualified or otherwise outstanding under the Equity Incentive Plans (including the Options), the Warrant and the Ampulski Agreement and a total thereof, including the exercise prices thereof, all agreements to issue restricted Company Shares and the amount and terms of all outstanding restricted Company Shares issued by Company.

                  (iii) All outstanding Company Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to, and were not issued in violation of, any preemptive rights and were not issued in violation of federal or applicable state securities laws and regulations. There are no bonds, debentures, notes or other indebtedness of Company or of any other entity convertible into or exchangeable for Company Shares.

                  (iv) Except as set forth in (S)3(b) of the Disclosure Schedule and other than the Rights Agreement, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Company or any Company Subsidiary is a party or by which such entity is bound, obligating Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Company or any Company Subsidiary or obligating Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

                  (v) Except as set forth in (S)3(b) of the Disclosure Schedule, all dividends or distributions on Company Shares which have been authorized or declared prior to the date of this Agreement have been paid in full.

                  (vi) Except as set forth in (S)3(b) of the Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to Company or any Company Subsidiary. Except as set forth in (S)3(b) of the Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of Company.

         (c) Subsidiaries. (S)3(c) of the Disclosure Schedule sets forth or each Subsidiary of Company: (i) its name and jurisdiction of organization and
(ii) the number of shares of authorized capital stock of each class of its capital stock or other equity interests. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of Company have been duly authorized and are validly issued, fully paid, and nonassessable and are owned by the Company, except for the issued and outstanding shares of each of Tab Products Pty Ltd. and Tab Products Australia Pty Limited, all of which are owned by Tab Products of Canada Limited. Company and/or one or more of its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of Company and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Company. None of Company and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of Company. Except for the Subsidiaries set forth in (S)3(c) of the Disclosure Schedule, neither Company nor any of its Subsidiaries owns or has any right to acquire, directly or indirectly, any outstanding capital stock of, or other equity interests in, any Person.

         (d) Authorization of Transaction. This Agreement and the Merger have been approved by the unanimous vote of the Company's Board of Directors, after receipt of a fairness opinion from the Company's financial adviser (the "Fairness Opinion"), a copy of which has been provided to Buyer. The Company Board of Directors have unanimously recommended to the holders of the Company Shares that they vote in favor of this Agreement and the Merger. The Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Company cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

         (e)      SEC Documents; Financial Statements; Undisclosed Liabilities.

                  (i) Company has filed or, as applicable, will file, all required reports, schedules, forms, statements and other documents with the SEC since June 1, 2000, (the "Company SEC Documents"). Except as set forth on (S)3(e)(i) of the Disclosure Schedule, all of the Company SEC documents (other than preliminary material), as of their respective filings dates or as of the date of the last amendment thereof (if amended after filing), and, in the case of any registration statement under the Securities Act, its effective date, complied or will comply as to form in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Company SEC Documents. None of the Company SEC Documents at the time of filing contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superceded by later Company SEC Documents filed on a non-confidential basis.

                  (ii) The consolidated financial statements of Company included in the Company SEC Documents, when filed, complied as to form, as of their respective filing dates, and the audited consolidated financial statements of Company for the fiscal year ended May 31, 2002, when filed, will comply as to form, as of their filing date, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or will be prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented or will fairly represent, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC in all material respects, the consolidated financial position of Company and its Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange
         Act). The audited consolidated financial statements of Company for the fiscal year ended May 31, 2002 (including the footnotes thereto), when filed, will not differ in any material respect from the draft unaudited consolidated financial statements of the Company for the fiscal year ended May 31, 2002 provided to Buyer and attached hereto as (S)3(e)(ii) of the Disclosure Schedule. (S)3(e)(ii) of the Disclosure Schedule sets forth all Company Subsidiaries which are not consolidated for accounting purposes as of the date hereof.

                  (iii) Except for liabilities and obligations set forth in the Company SEC Documents or in (S)3(e)(iii) of the Disclosure Schedule, neither Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than (i) liabilities and obligations under this Agreement relating to or in connection with the Merger, (ii) liabilities and obligations incurred in the Ordinary Course of Business since June 1, 2002 or (iii) liabilities and obligations that would not reasonably be expected to have a Material Adverse Effect on Company.

         (f) Noncontravention. Except as set forth on (S)3(f) of the Disclosure Schedule, neither the execution and the delivery of this Agreement by Company, nor the consummation by Company of the transactions contemplated hereby, will: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which any of Company and its U.S. Subsidiaries and, to the Knowledge of Company, its Non-U.S. Subsidiaries, is subject or any provision of the charter or bylaws of any of Company and its Subsidiaries; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of Company and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Liens upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or Liens would not have a Material Adverse Effect on Company. Other than in connection with the provisions of the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act and the state securities laws and the notice required under the Investment Canada Act, none of Company and its U.S. Subsidiaries and, to the Knowledge of Company, its Non-U.S. Subsidiaries, needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect on Company.

         (g) Brokers' Fees; Schedule of Transaction Fees. Except for fees payable to TM Capital Corp., pursuant to the letter agreement dated September 27, 2000 between the Company and TM Capital Corp. (a true, complete and correct copy of which has been provided to the Buyer), none of Company and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement. (S)3(g) of the Disclosure Schedule sets forth the Company's good faith estimate of all fees and expenses incurred or to be incurred by or on behalf of the Company in connection with the transactions contemplated by this Agreement.

         (h) Title to Assets. Except as set forth on (S)3(h) of the Disclosure Schedule, Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown in the Company SEC Documents or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of in the Ordinary Course of Business since June 1, 2002.

         (i) Events Subsequent to Most Recent Fiscal Year End. Except as set forth on (S)3(i) of the Disclosure Schedule, and except in connection with the negotiation and execution and delivery of this Agreement and the consummation of the Merger, since June 1, 2002 and through the date hereof, (i) each of the Company and its Subsidiaries has conducted its respective business, in all material respects, only in the Ordinary Course of Business, and (ii) there has not been any event or events (whether or not covered by insurance), that have had, or would be reasonably expected to have, a Material Adverse Effect on the Company, impair the ability of the Company to perform its obligations under this Agreement and/or prevent the consummation of the Merger. Except as set forth on (S)3(i) of the Disclosure Schedule, without limiting the generality of the foregoing, since June 1, 2002 and through the date hereof,

                  (i) none of Company and its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

                  (ii) none of Company and its Subsidiaries has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

                  (iii) no party (including any of Company and its Subsidiaries) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which any of Company and its Subsidiaries is a party or by which any of them is bound;

                  (iv) none of Company and its Subsidiaries has imposed any Lien upon any of its assets, tangible or intangible;

                  (v) none of Company and its Subsidiaries has made any capital expenditures in excess of the capital expenditure budget for the first fiscal quarter of 2003 as set forth in the capital expenditure budget for fiscal year 2003 previously provided to the Buyer and attached hereto as Schedule 3(i)(v) (the "Capital Expenditure Budget");

                  (vi) none of Company and its Subsidiaries has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

                  (vii) Company and its Subsidiaries have not created, incurred, assumed, or guaranteed more than $25,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

                  (viii) none of Company and its Subsidiaries has transferred, assigned, or granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

                  (ix) there has been no change made or authorized in the charter or bylaws of any of Company and its Subsidiaries;

                  (x) none of Company and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock or other securities, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock or other securities;

                  (xi) none of Company and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock (other than in connection with the TAB Products Co. Tax Deferred Savings Plan in the Ordinary Course of Business);

                  (xii) none of Company and its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (xiii) none of Company and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xiv) none of Company and its Subsidiaries has entered into any employment contract providing for annual compensation in excess of $100,000 or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xv) none of Company and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xvi) none of Company and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (xvii) none of Company and its Subsidiaries has made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xviii) none of Company and its Subsidiaries has made any loans or advances of money in each case in excess of $10,000; and,

                  (xix) none of Company and its Subsidiaries has committed to any of the foregoing.

         (j) Legal Compliance. Each of Company and its Subsidiaries has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder, including the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1, et. seq., the Truth in Negotiations Act, 10 U.S.C.(S)2306(a) et seq., 41 U.S.C. (S)254(b) et seq. and other federal and state laws pertaining to government procurement) of federal, state, local, and foreign governments (and all agencies thereof), and all Health and Safety Laws, and no material action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         (k) Taxes. Except as set forth in the Company SEC Documents or on (S)3(k) of the Disclosure Schedule:

                  (i) Company and its Subsidiaries have, as of the date hereof, and will prior to the Effective Time have, timely and accurately filed all Tax Returns required to be filed by them prior to such dates and have timely paid, or will prior to the Effective Time timely pay, all Taxes shown on such returns as owed for the periods of such returns, including all withholding or other payroll related Taxes shown on such returns. Neither Company nor any Subsidiary is, nor will any of them become, subject to any material additional Taxes, interest, penalties or other similar charges with respect to the Tax Returns referred to in the first sentence of this (S)3(k). No assessments or notices of deficiency or other communications have been received by Company, nor, to the Knowledge of Company, have any been threatened, with respect to any such Tax Return that has not been paid, discharged or fully reserved for by Company, and no amendments or applications for refund have been filed or are planned with respect to any such return. Company does not have any material liabilities for Taxes that have not been accrued for or reserved for by Company, whether asserted or unasserted, contingent or otherwise.

                  (ii) There are no agreements between Company or any Subsidiary and any taxing authority, including, without limitation, the IRS, waiving or extending any statute of limitations with respect to any Tax Return, and neither Company nor any of its Subsidiaries has filed any consent or election under the Code, including, without limitation, any election under Section 341(f) of the Code.

                  (iii) Neither Company nor any of its Subsidiaries has made any payments and none of them is obligated to make any payments, and none of them is a party to any agreement that under certain circumstances could obligate it, or any successor in interest, to make any parachute payments that will not be deductible under Section 280G of the Code.

          (iv) Company and its Subsidiaries (A) have withheld proper and accurate amounts in compliance with the tax withholding provisions of all applicable laws for all compensation paid to the officers and employees of Company and its Subsidiaries, (B) have correctly and properly prepared and duly and timely filed all Tax Returns relating to those amounts withheld from their officers and employees and to their employer liability for employment Taxes under the Code and applicable state and local laws and (C) have duly and timely paid and remitted to the appropriate taxing authorities the amounts withheld from their officers and employees and any additional amounts that represent their employer liability under applicable law for employment Taxes.

          (v) (S)3(k) of the Disclosure Schedule sets forth a complete and correct list of all currently ongoing audits and examinations of the Tax Returns of, and all pending ruling requests by, the Company or any of its Subsidiaries as well as a complete and correct list of all material, unresolved Tax-related reports and statements of deficiencies received by the Company or any of its Subsidiaries since June 1, 1999. The Company has given the Buyer access to complete and correct copies of all federal corporate income tax returns filed by the Company or any of its Subsidiaries with respect to years 1999, 2000 and 2001. The Company has not changed its Tax-related principles or practices from those reflected in the federal corporate tax returns filed by the Company and its Subsidiaries with respect to fiscal year 2001.

          (vi) Neither Company nor any of its Subsidiaries is a "United States real property holding corporation" as defined in Section 897(c)(2) of the Code.

     (l)  Real Property.

          (i) (S)3(l)(i) of the Disclosure Schedule sets forth the address and description of each parcel of real property the fee interest in which is owned by Company or a Company Subsidiary ("Owned Real Property"). With respect to each parcel of Owned Real Property:

               (A) Company or one of its Subsidiaries has fee simple title, free and clear of all Liens;

               (B) except as set forth in (S)3(l)(i)(B) of the Disclosure Schedule, none of Company or its Subsidiaries currently leases or otherwise has granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and

               (C) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or material interest therein.

          (ii) (S)3(l)(ii) of the Disclosure Schedule sets forth the address of each parcel of real property leased by Company or a Company Subsidiary ("Leased Real Property"), and a correct and complete list of all leases for each such Leased Real Property (including the date and name of the parties to such lease document). Company has delivered to Buyer a correct and complete copy of each such lease document, and in the case of any oral lease, a written summary of the material terms of such lease. Except as set forth in
     (S)3(l)(ii) of the Disclosure Schedule, with respect to each of the leases:

                (A) such lease is legal, valid, binding and enforceable on Company or its applicable Subsidiary and is in full force and effect;

                (B) the transaction contemplated by this Agreement does not require the consent of any other party to such lease, will not result in a breach of or default under such lease, and will not otherwise cause such lease to cease to be legal, valid, binding and enforceable on Company or its applicable Subsidiary and in full force and effect on identical terms following the Closing;

                (C) None of Company, its Subsidiaries or, to the Knowledge of the Company, any other party to the lease is in breach or default under such lease, and, to the Knowledge of Company, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such lease;

          (iii) The Owned Real Property identified in (S)3(l)(i) of the Disclosure Schedule, and the Leased Real Property identified in (S)3(l)(ii) of the Disclosure Schedule (collectively, the "Real Property") comprise all of the real property used or intended to be used in the business of Company and its Subsidiaries; and none of Company or its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein.

          (iv) All buildings, structures, fixtures, building systems and equipment, and all components thereof, included in the Real Property (the "Improvements") are in good condition and repair and sufficient for the operation of the business of Company and its Subsidiaries. There are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the business of Company and its Subsidiaries as currently conducted thereon.

          (v) None of the Company or its Subsidiaries has received written notice of any condemnation or other proceeding in eminent domain affecting any material portion of any parcel of Owned Real Property. There is no injunction, decree, order, writ or judgment outstanding, nor any material claims, litigation, administrative actions or similar proceedings, pending or, to the Knowledge of Company, threatened, relating to the ownership, lease, use or occupancy of the Owned Real Property or any material portion thereof, or the operation of the business of Company and its Subsidiaries as currently conducted thereon.

          (vi) To the Knowledge of Company, the Real Property is in material compliance with all applicable building, zoning, subdivision, health and safety and other land use laws, including the Americans with Disabilities Act of 1990, as amended, affecting the Real Property (collectively the "Real Property Laws"). None of Company or its Subsidiaries has received any notice of any material violation of any Real Property Law, and to the Knowledge of the Company, there is no basis for the issuance of any such notice.

          (vii) To the Knowledge of Company, Company's and its Subsidiaries' use or occupancy of the Real Property or any portion thereof and the operation of the business of Company and its Subsidiaries as currently conducted thereon is not dependent on a "permitted on-conforming use" or "permitted non-conforming structure" or similar variance, exemption or approval from any governmental authority.

     (m)  Intellectual Property.

          (i) None of Company and its Subsidiaries has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect, and none of Company and its Subsidiaries has received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of Company and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). Without limiting the generality of the foregoing, none of the Company or any of the Subsidiaries has failed to make any required seat license or other license, royalty or other payment to the owners or licensor of software or other Intellectual Property. To the Knowledge of Company, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of any of Company and its Subsidiaries in any material respect.

          (ii) (S)3(m)(ii) of the Disclosure Schedule identifies each patent or registration which has been issued to any of Company and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of Company and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each material license, sublicense, agreement, or other permission which any of Company and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Company has made available to Buyer correct and complete copies of all such patents, registrations, applications, licenses, sublicenses, agreements, and permissions (as amended to date). (S)3(m)(ii) of the Disclosure Schedule also identifies each material trade name or unregistered trademark, service mark, corporate name, Internet domain name, copyright and material computer software item (other than off-the-shelf computer software) used by any of Company and its Subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in (S)3(m)(ii) of the Disclosure Schedule:

                (A) Company and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction;

                (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of Company, is threatened, that challenges the legality, validity, enforceability, use, or ownership of the item; and

                (D) except as described on (S)3(m)(ii) of the Disclosure Schedule, none of Company and its Subsidiaries has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (iii) (S)3(m)(iii) of the Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that any of Company and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. Company has delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in (S)3(m)(iii) of the Disclosure
     Schedule:

                (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding and enforceable on Company or its Subsidiaries, as applicable, and in full force and effect in all material respects;

                (B) neither Company nor any of its Subsidiaries nor, to the Knowledge of Company, any other party to the license, sublicense, agreement, or permission, is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                (C) no party to the license, sublicense, agreement, or permission has repudiated any material provision thereof;

                (D) except as described on (S)3(m)(iii) of the Disclosure Schedule, none of Company and its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission; and

                (E) no loss or expiration of any material item is threatened, pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by Company or its Subsidiaries, including without limitation, a failure by Company or its Subsidiaries to pay any required maintenance fees).

     (n) Contracts. (S)3(n) of the Disclosure Schedule lists the following contracts and other agreements to which any of Company and its Subsidiaries is a party as of the date hereof:

          (i) any agreement entered into since January 1, 1999, for the purchase or other acquisition by Company of all or any material portion of the assets or equity securities of any Person or for the sale, transfer or other disposition by Company of all or any material portion of its assets or equity securities;

          (ii) any agreement (or group of related agreements or series of agreements with a common lessor or lessee) for the lease of personal property to or from any Person providing for lease payments in each case in excess of $20,000 per annum;

          (iii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year;

          (iv) other than sales of products, inventory and other personal property or the furnishing or receipt of services by the Company in the Ordinary Course of Business and purchases by the Company of raw materials, commodities, supplies, products or other personal property in the Ordinary Course of Business not involving performance that will extend over a period of more than one year, any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services involving consideration in each case in excess of $25,000;

          (v)    any agreement concerning a partnership or joint venture;

          (vi) any agreement (or group of related agreements or series of agreements with a common lessor or lender) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money or other liabilities, or any capitalized lease obligation, in each case in excess of $25,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

          (vii) any material agreement primarily concerning confidentiality or noncompetition;

          (viii) any material agreement with any of the Affiliates of Company (other than Company and its Subsidiaries);

          (ix) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (x)    any collective bargaining agreement;

          (xi) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in each case in excess of $50,000 or providing material severance benefits;

          (xii) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xiii) any agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights);

          (xiv) any agreement under which Company or any of its Subsidiaries has advanced or loaned any other Person amounts currently outstanding in the aggregate exceeding $20,000;

          (xv) any other agreement (or group of related agreements) outside the Ordinary Course of Business the performance of which involves consideration in each case in excess of $100,000; or

          (xvi) any agreement providing primarily for indemnification by the Company or any Subsidiary of any director, officer, employee or agent of the Company, or any Subsidiary.

     Except as otherwise indicated on (S)3(n) of the Disclosure Schedule, Company has made available to Buyer a correct and complete copy of each written agreement listed in (S)3(n) of the Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in (S)3(n) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is the legal, valid and binding obligation of Company or a Company Subsidiary, enforceable against Company or such Subsidiary in accordance with its terms, and in full force and effect in all material respects; (B) neither the Company nor any of its Subsidiaries nor, to the Knowledge of Company, any other Party thereto is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) neither the Company nor any of its Subsidiaries nor, to the Knowledge of Company, any other Party thereto has repudiated any material provision of the agreement.

     (o) Insurance. Each of Company and its Subsidiaries has insurance policies in full force and effect for such amounts as are customary for Persons conducting businesses and owning assets similar in nature and scope to those of the Company and the Company Subsidiaries. (S)3(o) of the Disclosure Schedule lists each such insurance policy, the insurer, the policy term and scope and amount of coverage. The Company will make available to Buyer correct and complete copies of each such insurance policy promptly upon the Company's receipt thereof. (S)3(o) of the Disclosure Schedule describes in reasonable detail any material self-insurance arrangements affecting any of Company and its Subsidiaries.

     (p) Litigation. (S)3(p) of the Disclosure Schedule sets forth each instance in which any of Company and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) is a party or, to the Knowledge of Company, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

     (q) Employees. Except as the result of the announcement of or pendency of this Agreement, to the Knowledge of Company, no executive, key employee, or significant group of employees plans to terminate employment with any of Company and its Subsidiaries during the 12 months period following the date hereof. None of Company and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. Company does not have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of Company and its Subsidiaries.

     (r)  Employee Benefits.

          (i) (S)3(r) of the Disclosure Schedule lists each Employee Benefit Plan that any of Company and its Subsidiaries maintains or to which any of Company and its Subsidiaries contributes or has any obligation to contribute.

               (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in material accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

               (B) All required IRS Forms 5500 and all required material reports and descriptions, summary annual reports, and summary plan descriptions have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to COBRA.

               (C) All contributions (including all employer contributions and employee salary reduction contributions) have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Company and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

               (D) Each such Employee Benefit Plan which is intended to meet the requirements of a "qualified plan" under Code (S)401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and the Company is not aware of any facts or circumstances that could adversely affect the qualified status of any such Employee Benefit Plan.

               (E) Company has delivered to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report

          (IRS Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan.

          (ii) With respect to each Employee Benefit Plan that any of Company, its Subsidiaries, and any ERISA Affiliate maintains, to which any of them contributes, or has any obligation to contribute, or with respect to which any of them has any material liability or material potential liability:

                (A) No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of Company, threatened.

                (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. Neither Company nor any Subsidiaries have any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of Company and its Subsidiaries, threatened.

                (C) To the Knowledge of Company, no event has occurred which creates, and no circumstances exist pursuant to which Company or its Subsidiaries would reasonably be expected to incur, material liability for a violation by Company of ERISA, the Code, PBGC and COBRA. Company has not received any notice asserting any such material liability.

          (iii) None of Company, its Subsidiaries, and any ERISA Affiliate contributes to, has any obligation to contribute to, or has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability (as defined in ERISA (S)4201), under or with respect to any Multiemployer Plan.

          (iv) Except as set forth on (S)3(r) of the Disclosure Schedule, none of the Company or its Subsidiaries maintains, contributes to or has an obligation to contribute to, or has any liability or potential liability with respect to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees of the Company or any of its Subsidiaries (or any spouse or other dependent thereof) other than in accordance with COBRA.

     (s)  Environmental Matters.

          (i) Each of Company, its Subsidiaries, and their respective Affiliates has complied and is in compliance, in each case in all material respects, with all Environmental Laws.

          (ii) Without limiting the generality of the foregoing, each of Company, its Subsidiaries, and their respective Affiliates, has obtained, has complied, and is in compliance with, in each case in all material respects, all material permits, licenses and other authorizations that are required pursuant to Environmental Laws for the occupation of its facilities and the operation of its business; a list of all such material permits, licenses and other authorizations is set forth on (S)3(s) of the Disclosure Schedule.

          (iii) None of Company or its Subsidiaries has received any written or oral notice, report or other information regarding any actual or alleged material violation of Environmental Laws, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental Laws.

          (iv) None of Company, its Subsidiaries, or any of their respective predecessor or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any hazardous substance regulated under Environmental Laws, or owned or operated any property or facility in violation of any Environmental Law.

     (t) Certain Business Relationships With Company and Its Subsidiaries. None of Company's and its Subsidiaries' directors, officers, employees, and shareholders have been involved in any material business arrangement or relationship with any of Company or its Subsidiaries within the past 12 months, and none of Company's and its Subsidiaries' directors, officers, employees, and shareholders owns any material asset, tangible or intangible, which is used in the business of any of Company or its Subsidiaries.

     (u) Rights Agreement; (S)203 of the Delaware General Corporation Law. The Company has taken all action that may be necessary (including amending the Rights Agreement, a complete and correct copy of which amendment has been delivered to the Buyer) so that (i) neither the execution and delivery of this Agreement and the Voting/Support Agreements, nor any amendments thereto approved by the Board of Directors of Company prior to the termination of this Agreement, nor the consummation of the transactions contemplated hereby or thereby, including the Merger, shall cause (A) Buyer or Transitory Subsidiary to become an Acquiring Person (as defined in the Rights Agreement), (B) the occurrence of a Distribution Date (as defined in the Rights Agreement), (C) the occurrence of a Flip-In Event (as defined in the Rights Agreement) or (D) the occurrence of a Stock Acquisition Date (as defined in the Rights Agreement); and (ii) the Rights shall expire upon the Effective Time. The Company has taken all actions that may be necessary to approve this Agreement and the Voting/Support Agreements and the transactions contemplated hereby and thereby in accordance with Section 203(a)(1) of the Delaware General Corporation Law. The Company's Continuing Directors (as defined in the Company's Certificate of Incorporation) have taken all actions that may be necessary to approve the Business Combination (as defined in the Company's Certificate of Incorporation) contemplated by this Agreement in accordance with Article Seventh of the Company's Certificate of Incorporation.

     (v) Disclosure. The Definitive Proxy Materials will comply as to form with the Securities Exchange Act in all material respects. None of the information that the Company will supply specifically for use in the Definitive Proxy Materials will, at the time supplied, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statement made therein, in the light of the circumstances under which they will be made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information that the Buyer or the Transitory Subsidiary will supply specifically for use in the Definitive Proxy Statement.

4. Representations And Warranties Of The Buyer And The Transitory Subsidiary. Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company that the statements contained in this (S)4 are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this agreement throughout this (S)4), except for those representations and warranties that relate to a particular date, which representations and warranties shall be true and correct as of such date and except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this (S)4.

     (a) Organization. Buyer is a limited partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Transitory Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Buyer and its Subsidiaries, including the Transitory Subsidiary, is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of Buyer and its Subsidiaries, including Transitory Subsidiary, has full corporate, partnership or other entity power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. Immediately prior to the Merger, all of the issued and outstanding capital stock of Transitory Subsidiary will be owned directly by Buyer free and clear of any Liens, other than Liens arising in connection with the Definitive Financing Agreements. A majority of the partnership interests of Buyer will be owned directly by MS TP Limited Partnership and HS Morgan Limited Partnership free and clear of any Liens, other than Liens arising in connection with the Definitive Financing Agreements. Buyer and Transitory Subsidiary have heretofore made available to the Company true, complete and correct copies of their respective limited partnership agreement and certificate of incorporation and bylaws.

     (b) Financing. The Buyer has furnished to the Company correct and complete copies of the Financing Commitments committing to provide the Buyer and the Transitory Subsidiary with the financing (the "Facilities") they will require in order to consummate the Merger and fund the working capital needs of the Surviving Corporation and its Subsidiaries after the Closing. Assuming that the Company and its Subsidiaries possess not less than $8 million in cash accessible in the United States and Canada at the Closing Date, Buyer, together with such cash at the Company and its Subsidiaries, will have at the Effective Time, sufficient cash and available funds to enable it to pay the Merger Consideration payable hereunder and to pay all fees and expenses in connection therewith.

     (c) Authorization of Transaction. Each of the Buyer and the Transitory Subsidiary has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Buyer and the Transitory Subsidiary, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

     (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will:
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Buyer or the Transitory Subsidiary is subject or any provision of the charter or bylaws of either the Buyer or the Transitory Subsidiary; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either the Buyer or the Transitory Subsidiary is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect on Buyer or Transitory Subsidiary or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Other than in connection with the provisions of the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act and the state securities laws, neither the Buyer nor the Transitory Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect on Buyer or Transitory Subsidiary or the ability of the Parties to consummate the transactions contemplated by this Agreement.

     (e) Brokers' Fees. Neither the Buyer nor Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Company and its Subsidiaries could become liable or obligated.

     (f) Disclosure. None of the information that the Buyer and the Transitory Subsidiary will supply specifically for use in the Definitive Proxy Materials will, at the time supplied, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading. Notwithstanding the foregoing, the Buyer and the Transitory Subsidiary make no representation or warranty with respect to any information that the Company will supply specifically for use in the Definitive Proxy Statement.

     (g) Financial Statements; Undisclosed Liabilities. Prior to the date hereof, Buyer has provided to the Company correct and complete copies of the audited consolidated financial statements for the years ended March 31, 2002 and 2001 and unaudited financial statements for the quarter ended June 30, 2002 of Workstream (the "Workstream Financial Statements"). The

Workstream Financial Statements have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial position of Workstream and its Subsidiaries taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for liabilities and obligations set forth in the Workstream Financial Statements, neither Workstream nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than (i) liabilities and obligations under this Agreement relating to or in connection with the Merger, (ii) liabilities and obligations incurred in the Ordinary Course of Business since March 31, 2002 or (iii) liabilities and obligations that would not reasonably be expected to have a Material Adverse Effect on Workstream and its Subsidiaries, taken as a whole.

     (h) Absence of Litigation. There are no material claims, actions, suits or proceedings that have a reasonable likelihood of success on the merits pending or, to the Knowledge of Buyer, threatened (or to the Knowledge of Buyer, any governmental or regulatory investigation pending or threatened) against Buyer or any property or rights of Buyer or any of its Subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, except for those claims, actions, suits or proceedings which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer.

     (i) Transitory Subsidiary. Transitory Subsidiary was formed solely for the purpose of engaging in the Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement, including the Merger.

5. Covenants. The parties agree as follows with respect to the period from and after the execution of this Agreement.

     (a) General. Each of the Parties will use its best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible (including satisfaction, but not waiver, of the closing conditions set forth in (S)6 below).

     (b) Notices and Consents. The Company will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its reasonable best efforts to obtain (and will cause each of its Subsidiaries to use its reasonable best efforts to obtain) any third party consents required in connection with the Merger that the Buyer reasonably may request.

     (c) Regulatory Matters and Approvals. Each of the Parties will (and the Company will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in (S)5(b) above. Without limiting the generality of the foregoing:

          (i) Securities Exchange Act and State Securities Laws. The Company will prepare and file with the SEC preliminary proxy materials under the Securities Exchange Act relating to the Special Meeting. The Company will use its reasonable best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable. The Buyer will provide the Company, with whatever information and assistance in connection with the foregoing filings that the Company reasonably may request. All filings with the SEC and all mailings to the Company Stockholders prepared by Company in connection with the Merger, including the proxy statement, shall be subject to the prior review and comment of the Buyer.

          (ii) Stockholders Meeting. Company shall take all action in accordance with the United States federal securities laws, the Delaware General Corporate Law and the Company's Certificate of Incorporation and By-laws necessary to duly call, give notice of, convene and hold a special meeting of the Company Stockholders (the "Special Meeting") to be held on the earliest practicable date determined in consultation with Buyer to consider and vote upon approval of this Agreement. Company shall, except as provided in this Section 5(c)(ii), through the Board of Directors of Company, recommend to the Company Stockholders approval of this Agreement and include such recommendation in the Definitive Proxy Statement, and, except as expressly permitted by this Agreement, shall not withdraw, amend or modify in a manner adverse to Buyer its recommendation. However, the Board of Directors of Company shall be permitted to (i) not recommend to the Company Stockholders that they approve the Agreement or (ii) withdraw, modify or change the recommendation of Company's Board in a manner adverse to Buyer, and, in such event, not solicit votes in favor of such approval, if the Board of Directors of Company believes in good faith, after consultation with outside legal counsel, that the failure to so withhold, withdraw or modify its recommendation would reasonably be expected to cause a failure to comply with its fiduciary duties under applicable laws. Unless and until this Agreement is terminated, Company shall ensure that the Special Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Special Meeting are solicited, in compliance in all material respects with all applicable laws.

          (iii) Buyer-owned Shares. Buyer shall cause the holders of Buyer-owned Shares to agree to vote all of their respective Buyer-owned Shares in favor of the Merger at the Special Meeting, and shall obtain the agreement of such holders of Buyer-owned Shares not to exercise any appraisal rights under the Delaware General Corporation Law.

          (iv)  Intentionally omitted.

     (d) Fairness Opinion. Buyer and Transitory Subsidiary acknowledge that the Fairness Opinion has been rendered for the benefit of the Special Committee and Board of Directors of the Company and may not be relied upon by Buyer, Transitory Subsidiary or any of their Affiliates.

     (e) Financing. The Buyer and the Transitory Subsidiary (and their Affiliates, as applicable) will enter into definitive agreements (the "Definitive Financing Agreements") as soon as practicable on terms and conditions substantially in accordance with the Financing Commitments attached hereto as Exhibit J, or with replacement or alternative financing commitments reasonably acceptable to the Company, but in any event no later than 50 calendar days from the date hereof. The Buyer will furnish correct and complete copies of the Definitive Financing Agreements to the Company. In the event any or all of the Facilities become unavailable for any reason or alternative financing sources, reasonably acceptable to Company, become available, the Buyer and the Transitory Subsidiary will obtain replacement financing on substantially equivalent terms and conditions from alternative sources, but in any event no later than 50 calendar days from the date hereof. The Company covenants that it shall (and shall cause its Subsidiaries to) cooperate and promptly after the Buyer's request take all actions reasonably necessary or appropriate to assist the Buyer in entering into the Definitive Financing Agreements no later than 50 calendar days from the date hereof. Any provision of this Agreement to the contrary notwithstanding, the Company will not have any obligation to mail the Definitive Proxy Statement to the Company Stockholders until the Buyer has delivered fully-executed copies of the Definitive Financing Agreements to the Company.

     (f) Operation of Business. During the period from the date of this Agreement and continuing until the Closing Date or the earlier termination of this Agreement, the Company will not (and will not cause or permit any of its Subsidiaries to), except as expressly contemplated or permitted by this Agreement or to the extent Buyer shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. For the avoidance of doubt, in the Ordinary Course of Business, Company will use commercially reasonable efforts to maximize available cash balances and working capital levels. Without limiting the generality of the foregoing, except as expressly contemplated or permitted by this Agreement or to the extent Buyer shall otherwise consent in writing:

          (i) none of the Company and its Subsidiaries will authorize or effect any change in its charter or bylaws, or except as contemplated in
     (S)3(u), in the Rights Agreement (including as such a change any redemption of the rights thereunder);

          (ii) none of the Company and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or other securities or issue, sell, or otherwise dispose of any of its capital stock or other securities (except upon the conversion or exercise of options, warrants, and other rights currently outstanding and disclosed on Exhibit F);

          (iii) none of the Company and its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock (other than acquisitions in connection with the TAB Products Co. Tax Deferred Savings Plan in the Ordinary Course of Business);

          (iv) except as set forth on (S)5(f)(iv), none of the Company and its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or other liabilities or capitalized lease obligation;

          (v) none of the Company and its Subsidiaries will: (A) impose any Lien upon any of its assets or (B) sell, lease, transfer or dispose of any of its assets outside the Ordinary Course of Business, except as set forth on (S)5(f)(v) of the Disclosure Schedules;

          (vi) except as set forth on (S)5(f)(vi), none of the Company and its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person;

          (vii) except as set forth on (S)5(f)(vii) of the Disclosure Schedule, none of the Company and its Subsidiaries will alter or modify in any material respect, any of its dealer agreements, sales commission structures, agreements with channel partners, territorial arrangements with dealers or others or product offerings;

          (viii) except as set forth on (S)5(f)(viii) of the Disclosure Schedule, none of the Company and its Subsidiaries will enter into any employment or consulting agreement that provides for aggregate annual compensation in excess of $100,000 or any collective bargaining agreement, or make any material change in employment terms outside of the Ordinary Course of Business, or will grant, enter into, amend, modify or terminate any agreements or arrangements for any severance or golden parachute payments, for any of its directors, officers, and employees.

          (ix) other than in connection with the replacement of a material piece or pieces of equipment necessary to maintain the operation of the Company's or any of its Subsidiaries' business as a result of the material damage or destruction of such equipment, none of the Company and its Subsidiaries will make any capital expenditures in any fiscal quarter that would be reasonably likely to cause Company to exceed the capital expenditure budget for such fiscal quarter set forth in the Capital Expenditure Budget by more than $100,000 in the aggregate, provided, however, that the total amount of capital expenditures in excess of the Capital Expenditure Budget for fiscal 2003 shall not exceed $100,000;

          (x) none of the Company and its Subsidiaries will cause any insurance coverage to lapse or terminate unless the coverage is replaced by substantially similar insurance coverage;

          (xi) none of the Company and its Subsidiaries will change or modify its accounting principles or practices or change or modify its Tax-related principles or practices other than actions in the Ordinary Course of Business and as advised by Company's regular independent accountants;

          (xii) none of the Company and its Subsidiaries will settle or compromise any pending or threatened litigation or other proceedings involving money damages in excess of $25,000, individually or $100,000 in the aggregate, except for claims asserted by Company or its Subsidiaries;

          (xiii) none of the Company and its Subsidiaries will take (or permit to be taken) any action that would violate or result in a breach of (S)3 hereof in any material respect; and,

          (xiv) none of the Company and its Subsidiaries will commit to any of the foregoing.

     (g) Access. The Company will (and will cause each of its Subsidiaries to) permit representatives of the Buyer (including, without limitation, representatives of the institutions providing financing to the Buyer), to have reasonable access upon reasonable prior notice to Company and during normal business hours to all premises, properties, executive officers, employees, dealers, books, records (including tax records), contracts, and documents of or pertaining to each of the Company and its Subsidiaries; provided, however, that the Company may restrict the foregoing access to the extent that (i) any law or governmental order requires Company or its Subsidiaries to restrict or prohibit access to any such properties or information, (ii) the information is subject to confidentiality obligations to a third party or (iii) the information is subject to the attorney-client privilege. Without limiting the generality of the foregoing, the Company shall, reasonably promptly after the execution of this Agreement, arrange for meetings of Buyer representatives with each of: (A) Messrs. Perez, Beattie, Nogle and Rauscher; (B) the Company's dealers; and (C) the Company's branch employees, sales executives and managers; provided, however, that with respect to the meetings referred to in clauses (B) and (C), Buyer shall consult with Mr. Gary Ampulski in advance of the holding of such meetings and, at the Company's election, a representative of the Company shall be present at such meetings. Each of the Buyer and the Transitory Subsidiary will, and will cause its representatives, counsel and agents to, treat and hold as confidential any information it receives from any of the Company and its Subsidiaries in the course of the reviews contemplated by this (S)5(g), will not use any of such information except in connection with this Agreement, and such information shall otherwise be subject to the provisions of the confidentiality letter, dated February 14, 2002, between Company and Hamilton Sorter Co., Inc. (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect after the date hereof in accordance with its terms.

     (h) Notice of Developments. Each Party will give prompt written notice to the others of (i) any material adverse development causing any of its own representations and warranties in (S)3 and (S)4 above to be untrue or inaccurate at any time from the date hereof until the Closing Date, and (ii) the failure of such Party to comply with or satisfy in any material respect any consent, condition or agreement to be complied with or satisfied by it hereunder. No disclosure by any Party pursuant to this (S)5(h), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (i) No Solicitation. Company agrees that, during the term of this Agreement, it shall not, and shall not authorize and will use best efforts not to permit any of its Subsidiaries or any of its or its Subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose nonpublic information in furtherance of, any inquiries with respect to or the making of any Acquisition Proposal, or negotiate, explore or otherwise engage in discussions with any person (other than Buyer or its respective directors, officers, employees, agents and representatives) with respect to any Acquisition Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that, at any time prior to the approval of this Agreement by the

Company Stockholders, Company may (i) furnish information to, and negotiate or otherwise engage in discussions with, any person that delivers a written Acquisition Proposal, or (ii) recommend to the Company Stockholders, an Acquisition Proposal that was not solicited or encouraged, except to the extent explicitly permitted by this (S)5(i), after the date of this Agreement if and so long as the Board of Directors of Company believes in good faith as determined by a majority vote, after consultation with its outside legal counsel, that failing to take such action would reasonably be expected to constitute a breach of its fiduciary duties under applicable laws and believes in good faith, after consulting with its financial advisors and Company's outside legal counsel, that such proposal is a Superior Acquisition Proposal; provided, further, that, prior to furnishing any information to such person, Company shall enter into a confidentiality agreement that is no less restrictive, in any material respect, than the Confidentiality Agreement. Company will immediately cease all existing activities, discussions and negotiations with any persons conducted prior to the date of this Agreement with respect to any Acquisition Proposal and request the return of all confidential information regarding Company provided to any such persons prior to the date of this Agreement pursuant to the terms of any confidentiality agreements or otherwise. In the event that, prior to the approval of this Agreement by the Company Stockholders, the Board of Directors of Company receives a Superior Acquisition Proposal that was not solicited or encouraged, except to the extent permitted by this (S)5(i), and the Board of Directors of Company believes in good faith based upon the advice of its outside legal counsel that failure to take such action would reasonably be expected to constitute a breach of the fiduciary duties of the Board of Directors of Company, the Board of Directors of Company may (subject to this (S)5(i) and (S)5(c)(ii)) withdraw, modify or change, in a manner adverse to Buyer, the Company's recommendation of the Agreement and/or comply with Rule 14e-2 under the Exchange Act with respect to such Superior Acquisition Proposal, provided that Company gives Buyer three days' prior written notice of its intention to do so (provided that the foregoing shall in no way limit or otherwise affect any party's right to terminate this Agreement pursuant to (S)7 hereof). Simultaneously with any termination of this Agreement by the Company pursuant to
(S)7(a)(vi), Company shall pay Buyer the Break-up Fee contemplated by (S)7(b) hereof. From and after the execution of this Agreement, Company shall promptly (but in any event within 48 hours) advise Buyer in writing of the receipt, directly or indirectly, of any inquiries or proposals or the participation by or on behalf of Company in any discussions or negotiations, relating to an Acquisition Proposal (including, in each case, the specific terms and status thereof and the identity of the other person or persons involved) and promptly furnish to Buyer a copy of any such written proposal in addition to any information provided to or by any third party relating thereto. The Company will keep Buyer informed on a current basis of the status of such discussions and negotiations. In addition, Company shall promptly advise Buyer, in writing, if the Board of Directors of Company shall make any determination as to any Acquisition Proposal as contemplated by the proviso to the first sentence of this (S)5(i).

     (j)  Indemnification and Insurance.

          (i) For six years after the Effective Time, the Surviving Corporation shall not, and Buyer shall cause the Surviving Corporation not to, (A) amend or otherwise modify in a manner adverse to the directors and officers, and the Buyer and the Surviving Corporation shall cause to remain in full force and effect, Article VIII of the Bylaws of the Surviving Corporation in the form attached hereto as Exhibit C, with respect to the indemnification of, and advancement of expenses to, past and present directors and officers of the Company and its Subsidiaries and (B) amend or otherwise modify in a manner adverse to the directors, officers or employees party thereto any indemnification agreements in effect as of the date hereof between the Company and any of its directors, officers and employees.

          (ii) For six years after the Effective Time, the Surviving Corporation shall, and Buyer shall cause the Surviving Corporation to, maintain in effect the Company's current directors' and officers' liability insurance or a tail policy covering acts or omissions occurring at or prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount substantially similar to those of such policy in effect on the date hereof; provided that the Surviving Corporation may substitute therefor policies containing terms with respect to coverage and amount no less favorable to such directors or officers; provided, further, that in no event shall the Surviving Corporation be required to pay aggregate annual premiums for insurance under this (S)5(j) in excess of 200% of the aggregate premiums paid by the Company in fiscal 2002 for such purpose; provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. Buyer agrees, and will cause the Surviving Corporation, not to take any action that would have the effect of limiting the aggregate amount of insurance coverage required to be maintained for the individuals referred to in this
     (S)5(j).

          (iii) The provisions of this (S)5(j) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individuals may have by contract or otherwise. The obligations of the Surviving Corporation under this (S)5(j) shall not be terminated or modified in such a manner as to adversely affect any indemnitees to whom this (S)5(j) applies without the consent of such affected indemnitee.

          (iv) In the event that after the Effective Time the Surviving Corporation (A) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers all or substantially all of its assets to any Person, then, and in each such case, proper provision shall be made so that any successor or assign of the Surviving Corporation shall assume the obligations set forth in this (S)5(j).

     (k)  Employment Matters.

          (i) For not less than one year following the Effective Time, the Surviving Corporation shall, and Buyer shall cause the Surviving Corporation to, maintain and provide health and welfare benefits, such as medical, dental and hospitalization insurance, disability benefits and life insurance, and a 401(k) plan for employees and retired employees of the Company and its Subsidiaries that, in the aggregate, are reasonably comparable to the health and welfare benefits and 401(k) plan (other than any matching provisions) generally available to employees and retired employees of the Company as of the date hereof. For not less than one year following the Effective Time, employees of the Company or any Subsidiary shall receive full credit for purposes of eligibility to participate and vesting (but not for benefit accruals) under any employee benefit plan or arrangement established or maintained by the Surviving Corporation or any of its Subsidiaries for service accrued or deemed accrued prior to the Effective Time with the Company or any Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of such benefit. In addition, for not less than one year following the Effective Time, the Surviving Corporation shall waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the same extent such limitations are waived under any comparable plan of Buyer or its Affiliates and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by employees of the Company and its Subsidiaries in the calendar year in which the Effective Time occurs.

          (ii) The Surviving Corporation shall, and Buyer shall cause the Surviving Corporation to, comply with the terms of any employment agreement (including, without limitation, with respect to any payments due upon termination of any such agreement), severance agreement, termination agreement, change of control agreement or "golden parachute" agreement to which the Company or any of its Subsidiaries is a party on the date hereof.

     (l) Guaranties. Simultaneously with the execution of this Agreement, the Buyer shall provide to the Company unconditional guaranties from each of MS TP Limited Partnership and HS Morgan Limited Partnership, of the Buyer's and the Transitory Subsidiary's obligations under this Agreement in the form attached hereto as Exhibit I.

     (m) Proxy Solicitations. During the term of this Agreement and for a period of six months following any termination of this Agreement pursuant to
(S)7(a)(iv) Buyer and Transitory Subsidiary shall not, and Buyer and Transitory Subsidiary shall cause its Affiliates not to, engage in any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated under the Securities Exchange Act) or otherwise engage in any proxy contest or otherwise seek or propose to influence or control the Board of Directors, management or policies of Company and its Subsidiaries; provided, however, that during such six-month period following any such termination of this Agreement pursuant to
Section 7(a)(iv), Buyer and Transitory Subsidiary and their Affiliates may engage in any such solicitation of proxies or other proxy contest for the purpose of challenging or competing with any Acquisition Proposal (other than the Merger). Unless otherwise required by any court of competent jurisdiction, as long as this Agreement is in effect, Company agrees not to convene its annual meeting of stockholders.

     (n) Solvency Opinion. At the Buyer's request, the Company shall (and shall cause its Subsidiaries to) cooperate and take all actions reasonably necessary and appropriate to assist the Buyer in obtaining, on or prior to the Closing Date, a solvency opinion with respect to the Surviving Corporation.

     (o)  Intentionally omitted.

6.   Conditions To Obligation To Close.

     (a) Conditions to Obligation of the Buyer and the Transitory Subsidiary. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) this Agreement and the Merger shall have received the Requisite Stockholder Approval, and the number of Dissenting Shares excluding any Buyer-owned Shares that are also Dissenting Shares, shall not exceed ten percent (10%) of the number of outstanding Company Shares;

          (ii) the Company and its Subsidiaries shall have procured all of the third party consents specified in (S)5(b) above;

          (iii) the representations and warranties set forth in (S)3 above shall be true and correct in all material respects at and as of the Closing Date, except for those representations and warranties that relate to a particular date, which representations and warranties shall be true and correct as of such date;

          (iv) the Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (v) no Material Adverse Effect shall have occurred from the date of this Agreement to the Closing Date;

          (vi) as of the Closing Date, the Company and its Subsidiaries shall have cash accessible in the United States and Canada in the amount of $8 million;

          (vii) as of the Closing Date, trade accounts payable days of the Company and its Subsidiaries (computed as total trade accounts payable at Closing divided by the latest 12 months' cost of revenues multiplied by
     365) shall not exceed 60;

          (viii) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other governmental authority or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect;

          (ix) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate to the effect that each of the conditions specified above in (S)6(a)(i)-(viii) is satisfied in all respects;

          (x)    Intentionally omitted.

          (xi) the Buyer and the Transitory Subsidiary shall have received from counsel to the Company an opinion in form and substance as set forth in Exhibit G attached hereto, addressed to the Buyer and the Transitory Subsidiary, and dated as of the Closing Date;

          (xii) the Buyer and the Transitory Subsidiary shall have received the resignations, effective as of the Effective Time, of each director of the Company and its Subsidiaries and also of each officer of the Company and its Subsidiaries whom the Buyer shall have specified in writing at least five business days prior to the Closing, provided that notwithstanding his or her resignation, each resigning officer shall be paid the amount due under any employment or change of control agreement that would be paid upon an involuntary termination immediately following the Closing;

          (xiii) None of the following shall have occurred and be continuing (i) any general suspension of trading in securities on any national securities exchange or in the over-the-counter market or material adverse decline by at least 25% over any five consecutive trading days in the value of the Dow Jones Industrial Average, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory) or any material disruption in commercial banking services or any limit on the extension of credit generally by banks or other financial institutions, or (iii) the commencement of a war by the United States, other than the current "war on terrorism", in each case, where the occurrence of each such event has a material adverse effect on the Buyer's ability to draw down its financing; and

          (xiv) the Company and its Subsidiaries shall not have outstanding, due or payable more than a total of $900,000 in fees, costs and expenses from services rendered by or on behalf of any of its brokers, accountants, investment bankers, attorneys or other representatives retained or used by the Company and its Subsidiaries in connection with the negotiation of this Agreement and the consummation of the transaction contemplated hereby.

     The Buyer and the Transitory Subsidiary may waive any condition specified in this (S)6(a) if they execute a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of the Company. The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i)    Intentionally omitted.

          (ii) Buyer and the Transitory Subsidiary (and their Affiliates, as applicable) shall have entered into the Definitive Financing Agreements and obtained all of the financing they will require in order to consummate the Merger and fund the working capital needs of the Surviving Corporation and its Subsidiaries after the Closing on terms and conditions substantially in accordance with the Financing Commitments;

          (iii) the representations and warranties set forth in (S)4 above shall be true and correct in all material respects at and as of the Closing Date, except for those representations and warranties that relate to a particular date, which representations and warranties shall be true and correct as of such date;

          (iv) each of the Buyer and the Transitory Subsidiary shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (v) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other governmental authority or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect;

          (vi) each of the Buyer and the Transitory Subsidiary shall have delivered to the Company a certificate to the effect that each of the conditions specified above in (S)6(b)(i)-(v) is satisfied in all respects;

          (vii) this Agreement and the Merger shall have received the Requisite Stockholder Approval; and

          (viii) the Company shall have received from counsel to the Buyer and the Transitory Subsidiary an opinion in form and substance as set forth in Exhibit H attached hereto, addressed to the Company, and dated as of the Closing Date.

     The Company may waive any condition specified in this (S)6(b) if it executes a writing so stating at or prior to the Closing.

7.   Termination.

     (a) Termination of Agreement. Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

          (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

          (ii) either the Buyer or the Company may terminate this Agreement by giving written notice to the other at any time prior to the Effective Time, if the Effective Time shall not have occurred on or before January 15, 2003 (the "Termination Date"), provided, however, that the right to terminate this Agreement under this (S)7(a)(ii) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, or primarily contributed to, the failure of the Effective Time to occur on or before the Termination Date;

          (iii) Buyer may terminate this Agreement, if there has been any inaccuracy in or breach of any of the Company's representations or warranties, or the Company shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement, in each case such that the conditions set forth in (S)6(a) are not capable of being satisfied on or before the Termination Date; provided, however, that before Buyer may terminate this Agreement under this (S)7(a)(iii), it shall deliver written notice to the Company specifying such breach in reasonable detail and shall give the Company a period of 30 days following receipt of such notice in which to cure such breach, regardless of whether such 30-day period extends beyond the Termination Date;

          (iv) Company may terminate this Agreement, if (A) there has been any inaccuracy in or breach of any of Buyer's or Transitory Subsidiary's representations or warranties, (B) Buyer or Transitory Subsidiary shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement, in each case such that the conditions set forth in (S)6(b) are not capable of being satisfied on or before the Termination Date, or
     (C) at any time after the 50-day period referenced in (S)5(e), any of the Definitive Financing Agreements is terminated or any of the financing available thereunder is otherwise withdrawn; provided, however, that before the Company may terminate this Agreement under this (S)7(a)(iv), it shall deliver written notice to Buyer specifying such breach in reasonable detail and shall give Buyer a period of 30 days following receipt of such notice in which to cure such breach, regardless of whether such 30-day period extends beyond the Termination Date; and provided further, however, that notwithstanding the foregoing, no such 30-day cure period shall apply to, and the Company may immediately terminate this Agreement upon, any misrepresentation or omission in the representation set forth in (S)4(b), the breach of the covenants contained in (S)5(e) or any such termination or withdrawal described in clause (C) of this (S)7(a)(iv).

          (v) either Buyer or Company may terminate this Agreement by giving written notice to the other at any time after the Special Meeting in the event this Agreement and the Merger fail to receive the Requisite Stockholder Approval;

          (vi) the Company may terminate this Agreement by giving written notice to the Buyer prior to the tabulation of votes from the Special Meeting if the Company's Board of Directors shall have withdrawn or modified its recommendation of the Merger or this Agreement in accordance with (S)5(c)(ii) or (S)5(i), or approved, recommended or entered into, a Superior Acquisition Proposal; or

          (vii) Buyer may terminate this Agreement by giving written notice to the Company if (A) prior to the Special Meeting, the Company's Board of Directors shall have withdrawn or modified in any manner adverse to Buyer its recommendation of the Merger or this Agreement or shall have approved, recommended or entered into, a Superior Acquisition Proposal, or (B) the Company shall have entered into a definitive agreement with respect to any Acquisition Proposal.

     (b)  Effect of Termination.

          (i) If the Parties terminate this Agreement pursuant to (S)7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party; provided, however, that the confidentiality provisions contained in (S)5(g) above and the provisions of this (S)7(b) and (S)8 shall survive any such termination.

          (ii)   If the Agreement is terminated pursuant to (S)7(a)(vi) or
     (S)7(a)(vii) above, or if the Buyer terminates this Agreement pursuant to
     (S)7(a)(iii) and, within six months from the date of such termination, the Company shall enter into a definitive agreement with respect to an Acquisition Proposal, or if this Agreement is terminated pursuant to
     (S)7(a)(v) and, prior to the Special Meeting, an Acquisition Proposal shall have been publicly announced, then the Company shall pay the Buyer, as a termination fee, a sum equal to $1,500,000 (the "Break-up Fee"); provided, however, that, notwithstanding the foregoing, such amount shall not be payable if Buyer or Transitory Subsidiary is in material breach of this Agreement at the time of such termination.

          (iii)  If Company shall terminate this Agreement pursuant to
     (S)7(a)(iv) on account of any misrepresentation or omission in the representation of the Buyer and the Transitory Subsidiary set forth in
     (S)4(b), the breach of the covenants of the Buyer and the Transitory Subsidiary contained in (S)5(e), the failure of the conditions set forth in
     (S)6(b)(ii) to be satisfied (while the condition set forth in (S)6(a)(xiii) is satisfied), or a termination or withdrawal described in (S)7(a)(iv)(C), then Buyer shall pay to Company, as a termination fee, a sum equal to $1,500,000 (the "Buyer Break-up Fee"); provided, however, that, notwithstanding the foregoing, such Buyer Break-up Fee shall not be payable if the Company is in material breach of this Agreement at the time of such termination.

          (iv)   If Buyer shall terminate this Agreement pursuant to
     (S)7(a)(iii), Company shall promptly reimburse Buyer for the amount of all documented out-of-pocket costs, fees and expenses reasonably incurred by Buyer or Transitory Subsidiary in connection with this Agreement and the Merger; provided, that, the Company's aggregate reimbursements pursuant to this (S)7(b)(iv) shall in no event exceed $500,000. If Company shall terminate this Agreement pursuant to (S)7(a)(iv), unless a Buyer Break-up Fee is then due, Buyer shall promptly reimburse Company for the amount of all documented out-of-pocket costs, fees and expenses reasonably incurred by Company in connection with this Agreement and the Merger; provided, that, the Buyer's aggregate reimbursements pursuant to this (S)7(b)(iv) shall in no event exceed $500,000.

          (v) The Parties agree that the actual damages accruing from a termination of the Agreement pursuant to the subsections of (S)7(a) with respect to which the provisions of (S)7(b) provide for the payment of damages are incapable of precise estimation and would be difficult to prove, that the payment to the Buyer of the Break-up Fee and the payment of the Buyer Break-up Fee to Company shall constitute liquidated damages, that the rights to the Break-up Fee or the Buyer Break-up Fee, stipulated in this (S)7(b) bear a reasonable relationship to the potential injury likely to be sustained in the event of such a termination and that such stipulated rights to liquidated damages are intended by the Parties to provide just compensation in the event of such a termination and are not intended to compel performance or to constitute a penalty for nonperformance. Other than as set forth herein, payment of the Break-up Fee by Company shall terminate all of the Buyer's rights and remedies at law or in equity against Company in respect of a termination of this Agreement pursuant to the subsections of (S)7(a) with respect to which the provisions of (S)7(b) provide for the payment of damages. Other than as set forth herein, payment of the Buyer Break-up Fee by the Buyer shall terminate all of the Company's rights and remedies at law or in equity against the Buyer or the Transitory Subsidiary or their Affiliates in respect of a termination of this Agreement pursuant to the subsections of (S)7(a) with respect to which the provisions of (S)7(b) provide for the payment of damages. Except as otherwise provided in (S)5(i), the Break-up Fee shall be paid by Company to Buyer in immediately available funds within three days after the date of the event giving rise to the obligation to make such payment occurred and interest at the prime rate, published in Midwest Edition of The Wall Street Journal, shall accrue on the Break-up Fee thereafter. The Buyer Break-up Fee shall be paid by Buyer to

     Company in immediately available funds within three days after the date of the event giving rise to the obligation to make such payment occurred and interest at the prime rate, published in Midwest Edition of The Wall Street Journal, shall accrue on the Buyer Break-up Fee thereafter.

8.   Miscellaneous.

     (a) Survival. None of the representations, warranties, and covenants of the Parties (other than the provisions in (S)2 above concerning payment of the Merger Consideration and the provisions in (S)5(j) above concerning insurance and indemnification and (S)5(k) concerning employment matters) will survive the Effective Time.

     (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make, after consultation with the other Parties to give them a reasonable opportunity to comment on the disclosure, any public disclosure it believes in good faith after consultation with counsel is required by applicable law or any listing or trading agreement concerning its publicly-traded securities.

     (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in
(S)2 above concerning payment of the Merger Consideration are intended for the benefit of the Company Stockholders and (ii) the provisions in (S)5(j) above concerning insurance and indemnification and (S)5(k)(ii) concerning employment matters are intended for the benefit of the individuals specified therein and their respective legal representatives.

     (d) Entire Agreement. This Agreement (including the documents referred to herein and the Exhibits and Schedules attached hereto) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof, other than the Confidentiality Agreement.

     (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

     (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Company:                               With a Required Copy to (which shall not
                                                 constitute notice):
   Tab Products Co.
   935 Lakeview Parkway                             Barack Ferrazzano Kirschbaum
   Suite 195                                          Perlman & Nagelberg LLC
   Vernon Hills, IL 60061                           333 W. Wacker Drive, Suite 2700
   Attention: Mr. Jerry K. Myers                    Chicago, Illinois 60606
   Telecopy: (847) 968-5451                         Attention: John E. Freechack, Esq.
                                                    Telecopy: (312) 984-3150

If to the Buyer or the Transitory Subsidiary:    With a Required Copy to (which shall not
                                                 constitute notice):
   Workstream Inc.
   608 Mercantile Center                            Morgan Schiff & Co., Inc.
   414 Walnut Street                                26th Floor East
   Cincinnati, Ohio 45202                           280 Park Avenue
   Attention: Mr. Thaddeus Jaroszewicz              New York, New York 10017
   Telecopy: (513) 241-0332                         Attention: J. Carr Gamble, III, Esq.
                                                    Telecopy: (212) 548-6755

                                                 And

                                                    Skadden, Arps, Slate, Meagher & Flom
                                                    Four Times Square
                                                    New York, New York 10036
                                                    Attention: Richard J. Grossman, Esq.
                                                    Telecopy: (917) 777-2116

                                                 And

                                                    Keating, Muething & Klekamp, PLL
                                                    1400 Provident Tower
                                                    One East Fourth Street
                                                    Cincinnati, Ohio 45202
                                                    Attention: Edward E. Steiner, Esq.
                                                    Telecopy: (513) 579-6578

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     (j) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (l) Expenses. Except as otherwise provided in this Agreement, each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

     (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (Remainder of page intentionally blank; signature page follows)

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

                                          T ACQUISITION L.P.



                                          By:______________________________
                                          Title:___________________________



                                          T ACQUISITION CO.



                                          By:______________________________
                                          Title:___________________________



                                          TAB PRODUCTS CO.



                                          By:______________________________
                                          Title:___________________________

                                   Exhibit A

                         Form of Certificate of Merger

                              CERTIFICATE OF MERGER

                                       OF

                                T ACQUISITION CO.

                                      INTO

                                TAB PRODUCTS CO.

                                   * * * * * *

         The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

         NAME                                 STATE OF INCORPORATION

         T ACQUISITION CO.                           Delaware

         TAB PRODUCTS CO.                            Delaware

         SECOND: That a Merger Agreement between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

         THIRD: That the name of the surviving corporation of the merger is TAB PRODUCTS CO.

         FOURTH: The Certificate of Incorporation of TAB PRODUCTS CO. shall be amended pursuant to the Merger Agreement to read in its entirety as set forth in Exhibit A attached hereto and, as amended, shall be the Certificate of Incorporation of the surviving corporation.

         FIFTH: That the executed Merger Agreement is on file at the office of the surviving corporation at 26th Floor East, 280 Park Avenue, New York, New York 10017.

         SIXTH: That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

                                               TAB PRODUCTS CO.

Dated: ______________________
                                               By: _____________________________
                                                      Name:
                                                      Title:

                                    Exhibit B

                      Form of Certificate of Incorporation

                          CERTIFICATE OF INCORPORATION

                                       OF

                                TAB PRODUCTS CO.

     FIRST:   The name of the corporation is TAB PRODUCTS CO.

     SECOND: The registered office of the Corporation is to be located at 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent is The Corporation Trust Company, whose address is Corporation Tower Center, 1209 Orange Street, Wilmington, Delaware 19801.

     THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

     FOURTH. The total number of shares of stock the Corporation shall have authority to issue is (i) ________ shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) ________ shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions in respect of each class of capital stock of the Corporation.

                                A. COMMON STOCK.

     1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     2. Voting. The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

     3. Dividends. Dividends shall be declared and paid on the Common Stock from funds lawfully available therefore as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, all of the assets of the Corporation available for distribution to its stockholders shall be distributed ratably among the holders of the Preferred Stock, if any, and Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

                               B. PREFERRED STOCK.

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed in this Section B of Article FOURTH and/or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

     Authority is hereby granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences, powers and relative participating, optional or other special rights and qualifications, limitations, or restrictions thereof, including without limitation dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such votes, all to the full extent now or hereafter permitted by the General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as provided in this Article FOURTH, no vote of the holders of the Preferred Stock or Common Stock shall be prerequisite to the issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to enjoy such vote being expressly waived by all present and future holders of the capital stock of the Corporation. The resolutions providing for issuance of any series of Preferred Stock may provide that such resolutions may be amended by subsequent resolutions adopted in the same manner as the preceding resolutions. Such resolutions shall be effective upon adoption, without the necessity of any filing, with the State Secretary of Delaware or otherwise.

     FIFTH: The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal Bylaws of the Corporation, except as such power may be restricted or limited by the General Corporation Law.

     SIXTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provision of Section 291 of the General Corporation Law, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

     SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's Duty of Loyalty (as herein defined) to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of this provision, Duty of Loyalty means, and only means, the duty not to profit personally at the expense of the Corporation and does not include conduct, whether deemed violation of fiduciary duty or otherwise, that does not involve personal monetary profit.

     EIGHTH:   Subject to the limitations set forth herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     NINTH:    The Corporation hereby elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware as from time to time in effect or any successor provision thereto.

                                    Exhibit C

                                 Form of Bylaws

                                TAB PRODUCTS CO.

                                     BYLAWS

                                   ARTICLE I.
                                     OFFICES

     Section 1.1 Registered Office. The registered office of TAB PRODUCTS CO. (the "Corporation") in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle.

     Section 1.2 Principal Office. The principal office of the Corporation will be in the City of Fairfield, Ohio or at such other place as the Board of Directors may from time to time determine.

     Section 1.3 Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II.
                            MEETINGS OF STOCKHOLDERS

     Section 2.1 Place of Meetings. All meetings of stockholders will be held at the principal office of the Corporation, or at such other place as will be determined by the Board of Directors and specified in the notice of the meeting.

     Section 2.2 Annual Meeting. The annual meeting of stockholders will be held at such date and time as will be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders will elect a Board of Directors and transact such other business as may properly be brought before the meeting of stockholders. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Corporation nor impair the powers, rights and duties of the Corporation's officers and Directors. If the election of Directors shall not be held on the day designated herein for any annual meeting of the stockholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.

     Section 2.3 Notice of Annual Meeting. Written or printed notice of the annual meeting, stating the place, day, and hour thereof, will be delivered personally to each stockholder at his residence or usual place of business or mailed to each stockholder entitled to vote at such address as appears on the books of the Corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation shall, to the extent permitted by applicable law, be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by a stockholder by written notice to the Corporation. Any stockholder sharing an address who or that fails to object in writing to the Corporation, within sixty
(60) days of having been given written notice by the Corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice. Waiver by a stockholder (or his duly authorized attorney) in writing of notice of a stockholders' meeting, signed by the stockholder, whether before or after the time of such meeting, shall be equivalent to the giving of such notice. Attendance by a stockholder, whether in person or by proxy, at a stockholders' meeting shall constitute a waiver of notice of such meeting of which the stockholder has had no notice.

     Section 2.4 Special Meeting. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Executive Officer or the Board of Directors, and will be called by the Chief Executive Officer or Secretary at the request in writing of the stockholders owning a majority in interest of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting. Such request will state the purpose(s) of the proposed meeting, and any purpose so stated will be conclusively deemed to be a "proper" purpose.

     Section 2.5 Notice of Special Meeting. Written or printed notice of a special meeting stating the place, day, hour and purpose(s) thereof, will, subject to the shared address notice provisions of Section 2.3, be personally delivered to each stockholder at his residence or usual place of business or mailed to each stockholder entitled to vote at such address as appears on the books of the Corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     Section 2.6 Adjournment. At any meeting of stockholders of the Corporation, if less than a quorum be present, a majority of the stockholders entitled to vote, present in person or by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.7 Fixing of Date for Determination of Stockholders of Record. The Board of Directors may, by resolution, fix in advance a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other purposes. Such date, in any case, shall not be more than sixty (60) days and not less than ten
(10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, such date shall be at the close of business on the day on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, and shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer records and the stated period of closing has expired.

     Section 2.8 Stockholder List. At least ten (10) days before each meeting of stockholders, a complete list of stockholders entitled to vote at each such meeting or in any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, will be prepared by the Secretary or the officer or agent having charge of the stock transfer ledger of the Corporation. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for such ten (10) day period either at a place within the city where the meeting is to be held, or, if not so specified, the place where the meeting is to be held. Such list will also be produced and kept open at the time and place of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders.

     Section 2.9 Quorum. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote, represented in person or by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. The stockholders present may adjourn the meeting despite the absence of a quorum. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it will not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted which might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty (30) days or more, notices of the adjourned meeting will be given as in the case of an original meeting. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the stockholders' meeting unless the vote of a greater number is required by law, the Certificate of Incorporation or these Bylaws, in which case the vote of such greater number shall be requisite to constitute the act of the meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 2.10 Proxies and Voting. Stockholders entitled to vote shall have the number of votes specified in the Certificate of Incorporation for each share of stock owned by them and a proportionate vote for a fractional share. Stockholders may vote in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the person named therein to vote at any meeting or adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to its exercise the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

     Section 2.11 Presiding Officer and Conduct of Meetings. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and shall automatically serve as Chairman of such meetings. In the absence of the Chairman of the Board of Directors, or if the Directors neglect or fail to elect a Chairman, then the President of the Corporation shall preside at the meetings of the stockholders and shall automatically be the Chairman of such meeting, unless and until a different person is elected by a majority of the shares entitled to vote at such meeting. The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chairman of the Board of Directors, the Chief Executive Officer, or the President shall appoint a person to act as Secretary at such meetings.

     Section 2.12 Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting may, or if inspectors shall not have been appointed, the Chairman of the meeting shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No directors or candidate for the office of director shall act as an inspector of an election of directors.

                                  ARTICLE III.
                               BOARD OF DIRECTORS

     Section 3.1 Number of Directors. The number of Directors comprising the full Board of Directors initially is ___________ (___). The number of Directors may be increased or decreased (provided such decrease does not shorten the term of any incumbent Director), from time to time as determined by resolution of the Board of Directors.

     Section 3.2   Election and Term. Except as provided in Section 3.3 of this
Article III, Directors will be elected at the annual meeting of the stockholders, and each Director will be elected to serve until the next annual meeting or until his successor will have been elected and qualified, unless sooner removed in accordance with these Bylaws or until the Corporation has received a written resignation from a Director. Directors need not be stockholders of the Corporation.

     Section 3.3 Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors, although less than a quorum, and the Directors so elected shall hold office for the unexpired term of their predecessor in office until the next annual meeting and until their successors are elected and have qualified. Vacancies created by the removal of Directors by the owners of a majority of the outstanding shares of capital stock will be filled by the owners of the majority of the outstanding shares of capital stock. A vacancy shall be deemed to exist by reason of the death, resignation, or upon the failure of stockholders to elect Directors to fill the unexpired terms of any Directors removed in accordance with the provisions of these Bylaws.

     Section 3.4 Resignation; Removal. Any Director may resign at any time by giving written notice thereof to the Board of Directors. Any such resignation will take effect as of its date unless some other date is specified therein, in which event it will be effective as of that date. The acceptance of such resignation will not be necessary to make it effective. The Board of Directors may, by majority vote of the Directors then in office, remove a Director for cause. The owners of a majority of the outstanding shares of capital stock may remove any Director or the entire Board of Directors, with or without cause, either by a vote at a special meeting or annual meeting, or by written consent.

                                  ARTICLE IV.
                              MEETINGS OF THE BOARD

     Section 4.1 Regular Meetings. The Board of Directors will meet each year immediately following the annual meeting of the stockholders to appoint the members of such committees of the Board of Directors as the Board may deem necessary or advisable, to elect officers for the ensuing year, and to transact such other business as may properly come before the Board of Directors at such meeting. No notice of such meeting will be necessary to the newly elected Directors in order legally to constitute the meeting provided a quorum will be present. Regular meetings may be held at such other times as shall be designated by the Board of Directors without notice to the Directors.

     Section 4.2 Special Meetings. Special meetings of the Board of Directors will be held whenever called by the Chairman of the Board, Chief Executive Officer, Chairman of the Executive Committee or by two or more Directors. Notice of each meeting will be given at least twenty-four (24) hours prior to the date of the meeting either personally or by telephone or telecopy to each Director, and will state the purpose, place, day and hour of the meeting. Waiver by a Director in writing of notice of a Directors meeting, signed by the Director, whether before or after the time of said meeting, shall be equivalent to the giving of such notice. Attendance by a Director, whether in person or by proxy, at a Directors' meeting shall constitute a waiver of notice of such meeting of which the Director had no notice.

     Section 4.3 Quorum and Voting. At all meetings of the Board of Directors (except in the case of a meeting convened for the purpose specified in Article III, Section 3.3 of these Bylaws) a majority of the number of the Directors will be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board of Directors. If a quorum will not be present at any such meeting of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present.

     Section 4.4 Telephone Meetings. Subject to the provisions of applicable law and these Bylaws regarding notice of meetings, the Directors may participate in and hold a meeting using conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting. A Director so attending will be deemed present at the meeting for all purposes including the determination of whether a quorum is present except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting was not lawfully called or convened.

     Section 4.5 Attendance Fees. Directors will not receive any stated salary, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance may be allowed for attendance at each regular or special meeting of the Board; however, this provision will not preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 4.6 Interest of Directors in Contracts. Any contract or other transaction between the Corporation and one (1) or more of its Directors, or between the Corporation and any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its Directors are stockholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of the Corporation, which acts upon, or in reference to, such contract or transaction, and notwithstanding their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve, and ratify such contract or transaction by a vote of a majority of the Directors present, such interested Director or Directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

                                   ARTICLE V.
                                   COMMITTEES

     Section 5.1 Executive Committee. The Board of Directors by resolution may designate one or more Directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, will have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except where action of the Board of Directors is required by statute. Unless expressly authorized by resolution of the Board of Directors, no committee shall have the power or authority to (1) amend the Certificate of Incorporation, (2) adopt an agreement of merger or consolidation, (3) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, (4) recommend to the stockholders a dissolution of the Company or a revocation of a dissolution, or (5) amend the Bylaws of the Company.

     Section 5.2 Other Committees. The Board of Directors may by resolution create other committees for such terms and with such powers and duties as the Board shall deem appropriate.

     Section 5.3 Organization of Committees. The chairman of each committee of the Board of Directors will be chosen by the members thereof. Each committee will elect a Secretary, who will be either a member of the committee or the secretary of the Corporation. The chairman of each committee will preside at all meetings of such committee.

     Section 5.4 Meetings. Regular meetings of each committee may be held without the giving of notice if a day of the week, a time, and a place will have been established by the committee for such meetings. Special meetings (and, if the requirements of the preceding sentence have not been met, regular meetings) will be called in the manner provided as respect to notices of special meetings of the Board of Directors.

     Section 5.5 Quorum and Manner of Acting. A majority of the members of each committee must be present, either in person or by telephone, radio, teleconferencing equipment, or similar means of communication, at each meeting of such committee in order to constitute a quorum for the transaction of business. The act of a majority of the members so present at a meeting at which a quorum is present will be the act of such committee. The members of each committee will act only as a committee, and will have no power or authority, as such, by virtue of their membership on the committee.

     Section 5.6 Record of Committee Action; Reports. Each committee will maintain a record, which need not be in the form of complete minutes, of the action taken by it at each meeting, which record will include the date, time, and place of the meeting, the names of the members present and absent, the action considered, and the number of votes cast for and against the adoption of the action considered. All action by each committee will be reported to the Board of Directors at its meeting next succeeding such action, such report to be in sufficient detail as to enable the Board to be informed of the conduct of the Company's business and affairs since the last meeting of the Board.

     Section 5.7 Removal. Any member of any committee may be removed from such committee, either with or without cause, at any time, by resolution adopted by a majority of the whole Board of Directors at any meeting of the board.

     Section 5.8 Vacancies. Any vacancy in any committee will be filled by the Board of Directors in the manner prescribed by these Bylaws for the original appointment of the members of such committee.

                                  ARTICLE VI.
                                    OFFICERS

     Section 6.1 Appointment and Term of Office. The officers of the Company may consist of a President, a Secretary, and a Treasurer, and there may be a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed by the Board. One of the Directors may also be chosen Chairman of the Board. Each of such officers will be chosen annually by the Board of Directors at its regular meeting immediately following the annual meeting of stockholders and, subject to any earlier resignation or removal, will hold office until the next annual meeting of stockholders or until his earlier death, resignation, retirement, disqualification, or removal from office and until his successor shall have been duly elected and qualified. Two or more offices may be held by the same person.

     Section 6.2 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent will not of itself create contract rights.

     Section 6.3 Vacancies. Whenever any vacancy shall occur in any office of any officer by death, resignation, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by vote of a majority of the Directors for the unexpired portion of the term.

     Section 6.4 Compensation. The compensation of all officers of the Corporation shall be determined by the Board of Directors and may be altered by the Board from time to time, except as otherwise provided by contract, and no officer shall be prevented from receiving such compensation by reason of the fact such officer is also a Director of the Corporation. All officers shall be entitled to be paid or reimbursed for all costs and expenditures incurred in the Corporation's business.

     Section 6.5 Powers and Duties. The powers and duties of the officers will be those usually pertaining to their respective offices, subject to the general direction and supervision of the Board of Directors.

     Section 6.6 Resignations. Any officer may resign at any time by giving written notice thereof to the Board of Directors. Any such resignation will take effect as of its date unless some other date is specified therein, in which event it will be effective as of that date. The acceptance of such resignation will not be necessary to make it effective.

                                  ARTICLE VII.
                    SHARES OF STOCK AND THEIR TRANSFER; BOOKS

     Section 7.1 Forms of Certificates. Shares of the capital stock of the Corporation will be represented by certificates in such form, not inconsistent with law or with the Certificate of

Incorporation of the Company, as will be approved by the Board of Directors, and will be signed by the Chairman of the Board or President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Company. Such seal may be facsimile, engraved, or printed. Where any such certificate is countersigned by a transfer agent or by a registrar, the signature of such Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved, or printed. Such certificates shall be delivered representing all shares to which stockholders are entitled.

     Section 7.2 Issuance. Shares of stock with par value (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares of stock without par value may be issued for such consideration as is determined from time to time by the Board of Directors. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

     Section 7.3 Transfer of Shares. Shares of stock of the Corporation will be transferred only on the stock books of the Corporation by the holder of record thereof in person, or by a duly authorized attorney, upon the endorsement and surrender of the certificate therefor.

     Section 7.4 Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct the issuance of new or duplicate stock certificates in place of lost, stolen, or destroyed certificates, upon being furnished with evidence satisfactory to it of the loss, theft, or destruction and upon being furnished with indemnity satisfactory to it. The Board of Directors may delegate to any officer authority to administer the provisions of this Section.

     Section 7.5 Closing of Stock Transfer Books. The Board of Directors will have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when change or conversion or exchange of capital stock will go into effect, or for a period not exceeding sixty (60) days nor less than ten (10) days in connection with obtaining the consent of stockholders for any purpose; or the Board may, in its discretion, fix a date, not more than sixty (60) days nor less than ten (10) days before any stockholders' meeting, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock will go into effect as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and at any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of such change, conversion, or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as will be stockholders of record on the date so fixed will be entitled to notice of and to vote at such meeting and at any adjournment thereof, or to receive payment of such dividend, or to exercise rights, or to give such consent as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

     Section 7.6 Regulations. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of certificates of stock. The Board of Directors may appoint one or more transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both.

     Section 7.7 Examination of Books by stockholders. The original or duplicate stock ledger of the Corporation containing the names and addresses of the stockholders and the number of shares held by them and the other books and records of the Corporation will, at all times during the usual hours of business, be available for inspection at its principal office, and any stockholder, upon compliance with the conditions set forth in and to the extent authorized by ` 220 of the Delaware General Corporation Law, will have the right to inspect such books and records.

                                 ARTICLE VIII.
                          INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS

     Section 8.1 Right To Indemnification. Each person who was or is made a party or is threatened to be made party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorney's fees, judgment, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this By-Law or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Section 2 of this Article VIII, the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the board of directors of the Corporation; PROVIDED, FURTHER, HOWEVER, that notwithstanding anything in these bylaws to the contrary, the Corporation shall only be required to indemnify and hold harmless an officer, employee or agent of the Corporation in connection with an action, suit or proceeding (or part thereof) in which there is alleged gross negligence on the part of such officer, employee or agent if and to the extent such indemnity is authorized by the Board of Directors in a duly adopted resolution. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

     Section 8.2 Right Of Claimant To Bring Suit. If a claim under Section 8.1 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

     Section 8.3 Indemnification of Other Persons. If authorized by the Board of Directors, the Corporation may indemnify and advance expenses to any other person who it has the power to indemnify under Section 145 of the Delaware General Corporation Law to the fullest extent permitted by such statute.

     Section 8.4 Nonexclusivity Of Rights. The rights conferred on any person by Sections 8.1, 8.2 and 8.3 shall not be exclusive of any other right which such persons may have or hereafter acquired under any statute, provisions of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 8.5 Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VIII.

     Section 8.6 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under Delaware General Corporation Law.

     Section 8.7 Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VIII by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment, repeal or modification.

     Section 8.8 Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

                                   ARTICLE IX.
                                  MISCELLANEOUS

     Section 9.1 Amendments. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the shares entitled to vote at such meeting and present or represented, or by a majority vote of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice of proposed alteration or repeal be contained in the notice of such special meeting, except the Director shall not alter, amend, or repeal any bylaw, or enact any bylaw in conflict with a bylaw, adopted by the stockholders after the original adoption of these Bylaws.

                                    Exhibit D

                              Intentionally Omitted

                                    Exhibit E

                              Permitted Investments

                                    EXHIBIT E

         The cash included in the Payment Fund shall be invested by the Paying Agent, as directed by the Buyer, provided such investments shall be limited to direct obligations with maturities of 30 days or less from the date of purchase of the United States of America, obligations with maturities of 30 days or less from the date of purchase for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated A-1/P-1 by Moody's Investors Service, Inc. and Standard & Poor's Corporation, or certificates of deposit issued by a commercial bank incorporated under the laws of the United States or any state thereof or the District of Columbia having at least $10,000,000,000 in assets and its deposits insured by the Federal Deposit Insurance Corporation.

                 Exhibit F - Comprehensive Schedule of Options

Tab Products Co.              7/26/02
Option Cash Out

--------------------------------------------------------------------------------
Assumptions:
 - Cash out occurs in 2002 at $5.85 per share
 - No withholding required on ISOs but gain goes on W-2.
 - Withholding required on NSOs including FICA
 - Directors will be issued 1099s; no withholding
 - Where applicable, highest state rate is withheld
--------------------------------------------------------------------------------


                                                    State    Plan/    Option     Shares    Option     Shares         Total
Name                   Tax Status            State   Rate    Type      Date     Granted     Price   Outstanding  Gain at $5.85
----                   ----------            -----   ----    ----      ----     -------     -----   -----------  -------------
Ampulski, Gary W.    withholding               IL     3%   Dir/NQ   12/14/2000   10,000   $ 2.12500    10,000       37,250.00
                     withholding               IL     3%  Amp1/NQ   12/14/2000  250,000   $ 2.12500   250,000      931,250.00

                   Account: Ampulski,
                        Gary W.                                                 260,000               260,000      968,500.00

Beattie, William G   no tax-foreign           n/a    n/a   91/ISO   12/23/1998   20,000   $ 5.18750    20,000       13,250.00
                     no tax-foreign                        91/ISO    7/11/2000   20,000   $ 3.50000    20,000       47,000.00
                     no tax-foreign                        NSO/NQ    5/30/2001   10,000   $ 3.69000    10,000       21,600.00

                   Account: Beattie,
                       William G                                                 50,000                50,000       81,850.00

Bourgoin, Arman      no tax-foreign           n/a    n/a   91/ISO     6/9/1995    5,000   $ 6.00000     5,000               -

                   Account: Bourgoin,
                         Arman                                                    5,000                 5,000               -

Conway, Craig        no withholding - ISO                  91/ISO     6/9/1995    4,000   $ 6.00000     4,000               -
                     no withholding - ISO                  91/ISO     6/9/1995    4,000   $ 6.00000     4,000               -

                   Account: Conway,
                         Craig                                                    8,000                 8,000               -

Crecca, Robert J.    no withholding - ISO                  91/ISO     3/5/2001   20,000   $ 3.50000    20,000       47,000.00

                   Account: Crecca,
                       Robert J.                                                 20,000                20,000       47,000.00

Damask, Caroline A   withholding               IL     3%   NSO/NQ   12/20/2001    5,000   $ 4.11000     5,000        8,700.00

                   Account: Damask,
                      Caroline A                                                  5,000                 5,000        8,700.00

Evans, Phillip A.    no tax-foreign           n/a    n/a   91/ISO     6/9/1995    7,500   $ 6.00000     7,500               -

                   Account: Evans,
                     Phillip A.                                                   7,500                 7,500               -

Hanson, Kathryn S.   no withholding - not ee  n/a    n/a   Dir/NQ   10/17/1996   10,000   $ 7.00000    10,000               -
                     no withholding - not ee               Dir/NQ    9/21/2000    2,000   $ 4.06250     2,000        3,575.00
                     no withholding - not ee               Dir/NQ   10/16/2001    2,000   $ 4.25000     2,000        3,200.00
                     no withholding - not ee               Dir/NQ    10/7/1999    2,000   $ 6.25000     2,000               -
                     no withholding - not ee               Dir/NQ   11/11/1997    2,000   $11.87500     2,000               -
                     no withholding - not ee               Dir/NQ   10/29/1998    2,000   $ 7.12500     2,000               -

                   Account: Hanson,
                      Kathryn S.                                                 20,000                20,000        6,775.00

Heimbuck, Jeffrey    no withholding - not ee  n/a    n/a   Dir/NQ    5/11/2000   10,000   $ 4.06250    10,000       17,875.00
                     no withholding - not ee               Dir/NQ   10/16/2001    2,000   $ 4.25000     2,000        3,200.00

                   Account: Heimbuck,
                       Jeffrey                                                   12,000                12,000       21,075.00
                       28%
                    Federal     State     6.2%    1.45%      Total        Net Cash
Name                 Taxes      Taxes     FICA    FICA       Taxes        Procceds
----                 -----      -----     ----    ----       -----        --------
Ampulski, Gary W.   10,430.00  1,117.50      -     540.13   12,087.63     25,162.38
                   260,750.00 27,937.50      -  13,503.13  302,190.63    629,059.38


                   271,180.00 29,055.00      -  14,043.25  314,278.25    654,221.75

Beattie, William G          -         -      -          -           -     13,250.00
                            -         -      -          -           -     47,000.00
                            -         -      -          -           -     21,600.00


                            -         -      -          -           -     81,850.00

Bourgoin, Arman             -         -      -          -           -             -


                            -         -      -          -           -             -

Conway, Craig               -         -      -          -           -             -
                            -         -      -          -           -             -

                            -         -      -          -           -             -


Crecca, Robert J.           -         -      -          -           -     47,000.00

                            -         -      -          -           -     47,000.00


Damask, Caroline A   2,436.00    261.00 539.40     126.15    3,362.55      5,337.45


                     2,436.00    261.00 539.40     126.15    3,362.55      5,337.45

Evans, Phillip A.           -         -      -          -           -             -


                            -         -      -          -           -             -

Hanson, Kathryn S.          -         -      -          -           -             -
                            -         -      -          -           -      3,575.00
                            -         -      -          -           -      3,200.00
                            -         -      -          -           -             -
                            -         -      -          -           -             -
                            -         -      -          -           -             -


                            -         -      -          -           -      6,775.00

Heimbuck, Jeffrey           -         -      -          -           -     17,875.00
                            -         -      -          -           -      3,200.00


                            -         -      -          -           -     21,075.00

Tab Products Co.              7/26/02
Option Cash Out

--------------------------------------------------------------------------------
Assumptions:
 - Cash out occurs in 2002 at $5.85 per share
 - No withholding required on ISOs but gain goes on W-2.
 - Withholding required on NSOs including FICA
 - Directors will be issued 1099s; no withholding
 - Where applicable, highest state rate is withheld
--------------------------------------------------------------------------------

                                                    State    Plan/    Option     Shares    Option     Shares         Total
Name                   Tax Status            State   Rate    Type      Date     Granted     Price   Outstanding  Gain at $5.85
----                   ----------            -----   ----    ----      ----     -------     -----   -----------  -------------
Herring, Ann         withholding               IL     3%   NSO/NQ    12/6/2001   35,000   $ 4.05000    35,000       63,000.00

                   Account: Herring, Ann                                         35,000                35,000       63,000.00

Hotz, Donald J       withholding               IL     3%   NSO/NQ    5/10/2001   50,000   $ 3.50000    50,000      117,500.00

                   Account: Hotz, Donald J                                       50,000                50,000      117,500.00

Huberty, Tom         no withholding - ISO     n/a    n/a   91/ISO     6/9/1995    1,000   $ 6.00000       250               -

                   Account: Huberty, Tom                                          1,000                   250               -

Kraemer, Jay         no withholding - ISO     n/a    n/a   91/ISO    9/21/1999    5,000   $ 6.50000     5,000               -

                   Account: Kraemer, Jay                                          5,000                 5,000               -

Lichtenstein,        no withholding - not ee  n/a    n/a   Dir/NQ    9/10/2001   10,000   $ 4.25000    10,000       16,000.00
  Warren G

                   Account: Lichtenstein,
                         Warren G                                                10,000                10,000       16,000.00

Myers, Jerry K       no withholding - not ee  n/a    n/a   Dir/NQ   10/17/1996   10,000   $ 7.00000    10,000               -
                     no withholding - not ee               Dir/NQ    10/7/1999    2,000   $ 6.25000     2,000               -
                     no withholding - not ee               Dir/NQ    9/21/2000    2,000   $ 4.06250     2,000        3,575.00
                     no withholding - not ee               Dir/NQ   10/16/2001    2,000   $ 4.25000     2,000        3,200.00
                     no withholding - not ee               Dir/NQ   10/29/1998    2,000   $ 7.12500     2,000               -
                     no withholding - not ee               Dir/NQ   11/11/1997    2,000   $11.87500     2,000               -

                   Account: Myers, Jerry K                                       20,000                20,000        6,775.00

Nogle, Michael J.    no withholding - ISO     n/a    n/a   91/ISO    3/19/2001   25,000   $ 3.60000    25,000       56,250.00

                   Account: Nogle, Michael
                            J.                                                   25,000                25,000       56,250.00

Pack, Brian          no withholding - ISO     n/a    n/a   91/ISO    8/11/2000   10,000   $ 3.75000    10,000       21,000.00

                   Account: Pack, Brian                                          10,000                10,000       21,000.00

Perez, Carter        no withholding - ISO     n/a    n/a   91/ISO    5/13/1999    5,000   $ 5.00000     5,000        4,250.00
                        withholding            CA   9.3%   NSO/NQ    5/10/2001   15,000   $ 3.50000    15,000       35,250.00
                     no withholding - ISO     n/a    n/a   91/ISO    7/11/2000   20,000   $ 3.50000    20,000       47,000.00

                  Account: Perez, Carter                                         40,000                40,000       86,500.00
                     28%
                   Federal     State     6.2%    1.45%      Total        Net Cash
Name                Taxes      Taxes     FICA    FICA       Taxes        Procceds
----                -----      -----     ----    ----       -----        --------
Herring, Ann       17,640.00  1,890.00      -     913.50   20,443.50     42,556.50

                   17,640.00  1,890.00      -     913.50   20,443.50     42,556.50

Hotz, Donald J     32,900.00  3,525.00      -   1,703.75   38,128.75     79,371.25

                   32,900.00  3,525.00      -   1,703.75   38,128.75     79,371.25

Huberty, Tom               -         -      -          -           -             -

                           -         -      -          -           -             -

Kraemer, Jay               -         -      -          -           -             -

                           -         -      -          -           -             -

Lichtenstein,              -         -      -          -           -     16,000.00
  Warren G


                           -         -      -          -           -     16,000.00

Myers, Jerry K             -         -      -          -           -             -
                           -         -      -          -           -             -
                           -         -      -          -           -      3,575.00
                           -         -      -          -           -      3,200.00
                           -         -      -          -           -             -
                           -         -      -          -           -             -

                           -         -      -          -           -      6,775.00

Nogle, Michael J.          -         -      -          -           -     56,250.00


                           -         -      -          -           -     56,250.00

Pack, Brian                -         -      -          -           -     21,000.00

                           -         -      -          -           -     21,000.00

Perez, Carter              -         -      -          -           -      4,250.00

                    9,870.00  3,278.25      -     511.13   13,659.38     21,590.63
                           -         -      -          -           -     47,000.00

                    9,870.00  3,278.25      -     511.13   13,659.38     72,840.63

Tab Products Co.              7/26/02
Option Cash Out

--------------------------------------------------------------------------------
Assumptions:
 - Cash out occurs in 2002 at $5.85 per share
 - No withholding required on ISOs but gain goes on W-2.
 - Withholding required on NSOs including FICA
 - Directors will be issued 1099s; no withholding
 - Where applicable, highest state rate is withheld
--------------------------------------------------------------------------------

                                                    State    Plan/    Option     Shares    Option     Shares         Total
Name                   Tax Status            State   Rate    Type      Date     Granted     Price   Outstanding  Gain at $5.85
----                   ----------            -----   ----    ----      ----     -------     -----   -----------  -------------
Rauscher, Thomas J.  no withholding - ISO     n/a    n/a   91/ISO    1/18/1996   50,000   $ 6.50000    50,000               -
                     no withholding - ISO     n/a    n/a   91/ISO   11/30/2000   40,000   $ 2.62500    40,000      129,000.00
                     no withholding - ISO     n/a    n/a   91/ISO    7/11/2000   10,000   $ 3.50000    10,000       23,500.00
                     no withholding - ISO     n/a    n/a   91/ISO    7/16/1998    6,411   $12.50000     6,411               -
                     withholding               WI   6.5%    91/NQ    7/16/1998    3,589   $12.50000     3,589               -

                   Account: Rauscher,
                        Thomas J.                                               110,000               110,000      152,500.00

Riebling, Phil       no withholding - ISO     n/a    n/a   91/ISO    2/13/1997    5,000   $ 9.50000     3,750               -

                   Account: Riebling,
                          Phil                                                    5,000                 3,750               -

Stuart, Spencer      no withholding - not ee  n/a    n/a Warr/ISO   12/14/2000   13,000   $ 2.12500    13,000       48,425.00

                   Account: Stuart,
                        Spencer                                                  13,000                13,000       48,425.00

Weber, Kenneth       no withholding - ISO     n/a    n/a   91/ISO    8/11/2000    5,000   $ 3.75000     5,000       10,500.00

                   Account: Weber,
                        Kenneth                                                   5,000                 5,000       10,500.00

Wolf, Hans A.        no withholding - not ee  n/a    n/a   Dir/NQ   11/11/1997    2,000   $11.87500     2,000               -
                     no withholding - not ee  n/a    n/a   Dir/NQ   10/17/1996   10,000   $ 7.00000     7,500               -
                     no withholding - not ee  n/a    n/a    91/NQ    4/25/1995   15,000   $ 6.37500     7,500               -
                     no withholding - not ee  n/a    n/a   Dir/NQ   10/29/1998    2,000   $ 7.12500     2,000               -
                     no withholding - not ee  n/a    n/a   Dir/NQ    10/7/1999    2,000   $ 6.25000     2,000               -
                     no withholding - not ee  n/a    n/a   91/ISO    7/14/2000   20,000   $ 3.12500    20,000       54,500.00
                     no withholding - not ee  n/a    n/a   91/ISO   12/14/2000   30,000   $ 2.12500    30,000      111,750.00
                     no withholding - not ee  n/a    n/a   Dir/NQ   10/16/2001    2,000   $ 4.25000     2,000        3,200.00

                   Account: Wolf, Hans A.                                        83,000                73,000      169,450.00

Wray, Larry          no withholding - ISO     n/a    n/a   91/ISO     6/9/1995    1,000   $ 6.00000       250               -

                   Account: Wray, Larry                                           1,000                   250               -

Wright, David W      no withholding - not ee  n/a    n/a   Dir/NQ    9/10/2001   10,000   $ 4.25000    10,000       16,000.00

                   Account: Wright,
                        David W                                                  10,000                10,000       16,000.00

                                                            TOTAL               810,500               797,750    1,897,800.00
                     28%
                   Federal     State      6.2%     1.45%       Total    Net Cash
Name                Taxes      Taxes      FICA     FICA        Taxes    Procceds
----                -----      -----      ----     ----        -----    --------
Rauscher, Thomas J.        -         -      -          -           -             -
                           -         -      -          -           -    129,000.00
                           -         -      -          -           -     23,500.00
                           -         -      -          -           -             -
                           -         -      -          -           -             -


                           -         -      -          -           -    152,500.00

Riebling, Phil             -         -      -          -           -             -


                           -         -      -          -           -             -

Stuart, Spencer            -         -      -          -           -     48,425.00


                           -         -      -          -           -     48,425.00

Weber, Kenneth             -         -      -          -           -     10,500.00


                           -         -      -          -           -     10,500.00

Wolf, Hans A.              -         -      -          -           -             -
                           -         -      -          -           -             -
                           -         -      -          -           -             -
                           -         -      -          -           -             -
                           -         -      -          -           -             -
                           -         -      -          -           -     54,500.00
                           -         -      -          -           -    111,750.00
                           -         -      -          -           -      3,200.00

                           -         -      -          -           -    169,450.00

Wray, Larry                -         -      -          -           -             -

                           -         -      -          -           -             -

Wright, David W            -         -      -          -           -     16,000.00


                           -         -      -          -           -     16,000.00

                  334,026.00 38,009.25 539.40  17,297.78  389,872.43  1,507,927.58

                                   EXHIBIT G

                   FORM OF OPINION FOR COUNSEL TO THE COMPANY


         1. Each of Company and its Subsidiaries is a corporation or other entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each of Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, other than in such jurisdictions where the failure to be so authorized or be in good standing would not have a Material Adverse Effect on Company. Each of Company and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

         2. As of ________, 2002, the authorized shares of capital stock of Company consist of: (A) 25,000,000 shares of Common Stock, par value $.01 per share, of which ________ Company Shares are issued and outstanding and 2,678,469 Company Shares are held by Company in its treasury; and (B) 500,000 shares of preferred stock, 200,000 of which have been designated as Series A Preferred Stock and none of which are issued and outstanding. As of _________, 2002, _________ Company Shares were reserved for issuance but not issued under the Equity Incentive Plans, 13,000 Company Shares were reserved for issuance but not issued in connection with the Warrant, and 250,000 Company Shares were reserved for issuance but not issued in connection with options granted to Gary Ampulski effective as of December 14, 2000 pursuant to a Nonqualified Stock Option Agreement. As of ___________, 2002, except as set forth in this paragraph and except pursuant to the Rights Agreement, to the best of our knowledge after due inquiry, no Company Shares or other securities of Company were issued, reserved for issuance or outstanding.

         3. The Agreement and the Merger have been approved by the unanimous vote of the Company's Board of Directors, after receipt of a fairness opinion from the Company's financial adviser. The Company Board of Directors have unanimously recommended to the holders of the Company Shares that they vote in favor of the Agreement and the Merger. The Agreement and the Merger have received the Requisite Stockholder Approval. The Company has full power and authority (including full corporate power and authority) to execute and deliver the Agreement and to perform its obligations hereunder. The Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

         4. Except as set forth on (S)3(f) of the Disclosure Schedule, the execution and the delivery of the Agreement by Company, and the consummation by Company of the transactions contemplated thereby, do not and will not: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which any of Company and its U.S. Subsidiaries and, to the best of our knowledge after due inquiry, its Non-U.S. Subsidiaries, is subject or any provision of the charter or bylaws of any of Company and its Subsidiaries; or (ii) to the best of our knowledge after due inquiry, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of Company and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Liens upon any of its assets), except: (A) when the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or Liens would not have a Material Adverse Effect on Company; or (B) as would not adversely affect the ability of the Company to execute and deliver the Agreement or to consummate the transactions contemplated thereby. None of Company and its U.S. Subsidiaries and, to the best of our knowledge after due inquiry, its Non-U.S. Subsidiaries, is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Company to execute and deliver the Agreement or to consummate the transactions contemplated thereby, except: (X) in connection with the provisions of the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws and the notice required under the Investment Canada Act; (Y) when the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect on Company; or (Z) when the failure to give notice, to file, or to obtain any authorization, consent, or approval would not adversely affect the ability of the Company to execute and deliver the Agreement or to consummate the transactions contemplated thereby.

         5. To the best of our knowledge, after due inquiry, (S)3(p) of the Disclosure Schedule sets forth each instance in which any of Company and its
Subsidiaries: (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge; or (ii) is a party or, to the best of our knowledge after due inquiry, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

                                    EXHIBIT H

     FORM OF OPINION FOR COUNSEL TO THE BUYER AND THE TRANSITORY SUBSIDIARY


         1. Buyer is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware. Transitory Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of Buyer and its Subsidiaries, including the Transitory Subsidiary, is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of Buyer and its Subsidiaries, including Transitory Subsidiary, has full corporate, partnership or other entity power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

         2. Each of the Buyer and the Transitory Subsidiary has full power and authority (including full corporate, partnership or other power and authority) to execute and deliver the Agreement and to perform its obligations thereunder. The Agreement has been duly executed and delivered by each of the Buyer and the Transitory Subsidiary, and the Agreement constitutes a valid and legally binding obligation of each of the Buyer and the Transitory Subsidiary, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

         3. The execution and the delivery of the Agreement, and the consummation of the transactions contemplated thereby, do not and will not: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Buyer or the Transitory Subsidiary is subject or any provision of the charter, bylaws, partnership agreement, or other organizational document of either the Buyer or the Transitory Subsidiary; or (ii) to the best of our knowledge after due inquiry, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either the Buyer or the Transitory Subsidiary is a party or by which it is bound or to which any of its assets is subject, except: (A) when the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect on Buyer or Transitory Subsidiary; or
(B) as would not adversely affect the ability of the Buyer or Transitory Subsidiary to execute and deliver the Agreement or to consummate the transactions contemplated thereby. Neither the Buyer nor the Transitory Subsidiary is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Buyer or the Transitory Subsidiary to execute and deliver the Agreement or to consummate the transactions contemplated thereby, except: (X) in connection with the provisions of the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws; (Y) when the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect on Buyer or Transitory Subsidiary; or (Z) when the failure to give notice, to file, or to obtain any authorization, consent, or approval would not adversely affect the ability of the Buyer or the Transitory Subsidiary to execute and deliver the Agreement or to consummate the transactions contemplated thereby.

         4. There are no claims, actions, suits or proceedings that have a reasonable likelihood of success on the merits pending or, to the best of our knowledge after due inquiry, threatened (or to the best of our knowledge after due inquiry, any governmental or regulatory investigation pending or threatened) against Buyer or any of its Subsidiaries (including the Transitory Subsidiary) or any property or rights of Buyer or any of its Subsidiaries (including the Transitory Subsidiary), before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, except for those claims, actions, suits or proceedings which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer.

                                    Exhibit I

                               Form of Guaranties

                                    GUARANTY

         This GUARANTY, dated as of July 29, 2002 ("Guaranty"), is made by HS Morgan Limited Partnership, a Delaware limited partnership ("Guarantor") for the benefit and in favor of Tab Products Co., a Delaware corporation ("Company").

         WHEREAS, Guarantor and MS TP Limited Partnership, a Delaware limited partnership, are limited partners of T Acquisition L.P., a Delaware limited partnership ("Buyer");

         WHEREAS, Buyer owns all of the issued and outstanding shares of capital stock of T Acquisition Co., a Delaware corporation ("Transitory Subsidiary");

         WHEREAS, contemporaneously with the execution and delivery of this Guaranty, Buyer, Transitory Subsidiary, and Company are executing and delivering a Merger Agreement ("Merger Agreement"), pursuant to which, Transitory Subsidiary will merge with and into Company, and Company shall be the surviving corporation ("Merger");

         WHEREAS, the parties desire to enter into this Guaranty to formalize the terms of Guarantor's guaranty of the obligations of Buyer and Transitory Subsidiary under the Merger Agreement and the documents, agreements, and instruments executed in connection therewith ("Related Agreements");

         WHEREAS, the execution and delivery of this Guaranty is a condition precedent to the consummation of the transactions contemplated by the Merger Agreement, and is a material inducement to the Company to execute and deliver the Merger Agreement;

         WHEREAS, Guarantor will derive a material benefit from the execution of the Merger Agreement and the consummation of the Merger; and

         WHEREAS, all capitalized terms used, but not otherwise defined, herein shall have the meaning ascribed to them in the Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Guaranty.

         A. Guaranty. Guarantor hereby absolutely, without conditions (other than the conditions to the obligations of the Buyer and the Transitory Subsidiary contained in the Merger Agreement (collectively, the "Merger Agreement Conditions")), and irrevocably guarantees to the Company and its successors and assigns the complete and timely performance of all duties, obligations, liabilities, responsibilities, agreements, covenants, and promises of each of Buyer and Transitory Subsidiary arising under, pursuant to, or in connection with, the Merger Agreement (subject, however, to the limitations on such duties, obligations, liabilities and responsibilities set forth in the Merger Agreement) and the Related Agreements, including the obligations of Buyer arising in connection with the payment of the Merger Consideration (collectively, the "Guaranteed Obligations").

         B. Assumption. If either Buyer or Transitory Subsidiary does not comply, in any respect, with any of the Guaranteed Obligations, then, without the necessity of any notice from the Company to Guarantor, Guarantor hereby agrees to: (i) assume full responsibility for the performance of, and shall completely and timely perform, the Guaranteed Obligations; and (ii) indemnify and hold the Company and its officers, directors, stockholders, employees, and Affiliates harmless from any and all loss, cost, liability, expense, claim, or judgment that any such Person may suffer by reason of any such non-compliance by either Buyer or Transitory Subsidiary; provided, that Guarantor's liability to the Company or to any party claiming by or through the Company under or in connection with this Guaranty shall not exceed or be greater than the combined liability, if any, of the Buyer and the Transitory Subsidiary in such circumstances under the Merger Agreement.

         C. Obligations Unconditional. This Guaranty is an absolute, unconditional (excepting only the Merger Agreement Conditions), irrevocable, and continuing guaranty of performance. Guarantor shall be liable and responsible for the complete and timely performance of all of the Guaranteed Obligations as a primary obligor and not merely as surety. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law, or in equity, to require the Company to take prior recourse or proceedings against any collateral, security, or Person. Without limiting the generality of any of the foregoing, Guarantor hereby agrees that neither Company's rights or remedies, nor Guarantor's obligations, under the terms of this Guaranty shall be released, diminished, impaired, reduced, or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute, unconditional, irrevocable, and continuing, irrespective of:

            (i) any lack of genuineness, authorization, legality, validity, or enforceability, in whole or in part, of any of the Guaranteed Obligations, this Guaranty, the Merger Agreement, the Related Agreements, or any term or provision hereof or thereof;

            (ii) any modification, supplement, amendment, renewal, extension, subordination, waiver, release, exchange, or addition to or of any of the Guaranteed Obligations (either with or without notice to, or consent of, Guarantor);

            (iii) any modification, supplement, amendment, renewal, extension, subordination, waiver, release, exchange, acceptance, substitution, or addition to or of any other guaranty of, or security or collateral for, any of the Guaranteed Obligations (either with or without notice to, or consent of, Guarantor);

            (iv) any modification, supplement, amendment, renewal, extension, subordination, waiver, release, exchange, or addition to or of any right, privilege, duty, or obligation under, or any term or condition of, the Merger Agreement or Related Agreements (either with or without notice to, or consent of, Guarantor);

            (v) any failure to exercise any right, remedy, power, or privilege with respect to this Guaranty or any other guaranty of the Guaranteed Obligations;

            (vi) any bankruptcy, insolvency, dissolution, reorganization, arrangement, readjustment, liquidation, or similar proceeding with respect to Buyer, Transitory Subsidiary, or Guarantor, or any of the properties of Buyer, Transitory Subsidiary, or Guarantor, or any action taken by any trustee, receiver, or by any court in any such proceeding;

            (vii) any merger, consolidation, reorganization, or recapitalization of Buyer, Transitory Subsidiary, or Guarantor with or into any other Person, or any sale, license, lease, or transfer of all or any of the assets of Buyer, Transitory Subsidiary, or Guarantor to any other Person;

            (viii) whether the Company shall have taken or failed to have taken any steps to collect or enforce any obligation or liability from Buyer or Transitory Subsidiary, or shall have taken any actions to mitigate its damages;

            (ix) any law, regulation, or decree, now or hereafter in effect, that might in any manner affect any of the provisions of this Guaranty, the Merger Agreement, or the Related Agreements, or any of the rights, powers, or remedies hereunder or thereunder, or that might cause or permit to be invoked any alteration in the time, amount, or manner of performance of any of the obligations and liabilities of Guarantor hereunder or any of the obligations and liabilities of Buyer or Transitory Subsidiary under the Related Agreements;

            (x) any failure on the part of the Buyer, Transitory Subsidiary, or Guarantor to comply with the requirements of law, regulation, or order of any governmental authority, political subdivision, or agency thereof;

            (xi) the benefit of all principles or provisions of law, statutory or otherwise, that may be in conflict with the terms hereof;

            (xii) any other occurrence, condition, or circumstance whatsoever, whether similar or dissimilar to the foregoing, that may or might in any manner or to any extent: (A) vary the risk of Guarantor hereunder;
         (B) limit recourse against Guarantor; (C) release or discharge Guarantor from the performance or observance of any obligation, covenant, or agreement contained in this Guaranty or any other agreement; or (D) otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety. The parties hereby agree that this Guaranty and the obligations and liabilities hereunder shall be absolute, unconditional (excepting only the Merger Agreement Conditions), irrevocable, and continuing under any and all circumstances.

         D. Reinstatement. The obligations of Guarantor under this Guaranty shall be automatically reinstated if and to the extent that for any reason any performance or action by, or on behalf of, Guarantor, Buyer, or Transitory Subsidiary is rescinded or is otherwise determined to be incomplete or unenforceable.

         E. Waiver of Demands and Notices. Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable law: (i) notice of any of the matters referenced or set forth in this Section 1; (ii) all notices that may be required by statute, rule, law, or otherwise, now or hereafter in effect, to preserve any rights against Guarantor hereunder, including, without limitation, any demand, or proof or notice of non-payment of the Guaranteed Obligations; (iii) acceptance of this Guaranty, demand, protest, presentment, notice of default or dishonor, and any requirement of diligence; (iv) any requirement to exhaust any remedies or to mitigate any damages resulting from a default or failure to perform by Buyer or Transitory Subsidiary under the Merger Agreement; (v) any requirement that the Company exhaust any right or take any action against Buyer, Transitory Subsidiary, Guarantor, any other guarantor of the Guaranteed Obligations, or any other Person, or any guaranty of any of the Guaranteed Obligations; and (vi) any other occurrence, condition (other than the Merger Agreement Conditions), or circumstance whatsoever that may or might otherwise constitute a legal or equitable discharge, release, or defense of a guarantor or surety, or that might otherwise limit recourse against Guarantor.

         F. Rights and Remedies. Guarantor hereby agrees that the Company may pursue its rights and remedies (including, the institution of any demand, action, suit, or proceeding) against Buyer, Transitory Subsidiary, Guarantor, any other guarantor of the Guaranteed Obligations, or any other Person, or any guaranty of, or collateral or security for, any of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of the Company against any party hereto or any other Person. Guarantor hereby further agrees that the Company shall be entitled to the complete and timely performance of all Guaranteed Obligations, notwithstanding the existence of any other guaranty of, or security or collateral for, any of the Guaranteed Obligations.

         Section 2. Representations and Warranties. Guarantor hereby represents and warrants to the Company as of the date hereof as follows:

         A. Corporate Existence. Guarantor is a limited partnership, duly organized, validly existing, and in good standing under the laws of the jurisdiction of formation set forth in the preamble of this Guaranty. Guarantor has all requisite partnership power and authority, and has all governmental licenses, authorizations, consents, and approvals, that are necessary to own its assets and carry on its business as now being or as proposed to be conducted. Guarantor is in good standing and is duly-qualified to do or transact business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would reasonably be expected to have a material adverse effect on its consolidated financial condition or operations.

         B. Ownership. Guarantor, together with MS TP Limited Partnership, owns, legally and beneficially, 100% of the issued and outstanding limited partnership interests in the Buyer, on a fully-diluted basis. Guarantor has full right and authority to cause each of the Buyer and the Transitory Subsidiary to perform fully and promptly their respective obligations under the Merger Agreement and the Related Agreements.

         C. Authorization. The execution and delivery of this Guaranty by Guarantor, and the performance by Guarantor of its obligations hereunder, have been duly authorized by Guarantor and its partners. Guarantor has all necessary partnership power and authority to execute and deliver this Guaranty and to perform its obligations hereunder. This Guaranty constitutes a valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws in effect that limit creditors' rights generally; (ii) equitable limitations on the availability of specific remedies; and (iii) principles of equity.

         D. No Breach. The execution and delivery by Guarantor of this Guaranty, and the fulfillment of, and compliance with, the terms hereof by Guarantor, do not and will not conflict with, or result in a breach of, or constitute a default under, or require any permit, consent, approval, or authorization by or with any Person, or give to any Person any right of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any lien pursuant to: (i) the partnership agreement or formation documents of Guarantor; (ii) any law, statute, rule, regulation, license, permit, order, judgment, ruling, writ, or decree to which Guarantor is subject or by which it or any of its properties, rights, or assets may be bound; or
(iii) any contract, agreement, arrangement, or instrument to which Guarantor is subject or by which it or any of its properties, rights, or assets may be bound.

         E. Litigation. There are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of Guarantor) threatened against Guarantor which, if adversely determined, could have a material adverse effect on the consolidated financial condition or operations of Guarantor or the ability of Guarantor to perform its obligations hereunder.

         Section 3. Covenants.

         A. Compliance with Applicable Laws. From and after the date hereof, Guarantor will comply with the requirements of all applicable laws, rules, regulations, permits, and orders of any governmental body or regulatory authority relating to its activities, a breach of which would reasonably be expected to have a material adverse effect on the consolidated financial condition, operations, or business of Guarantor or that would otherwise affect the ability of Guarantor to perform its obligations hereunder.

         B. Records. From and after the date hereof, Guarantor will furnish such information concerning Guarantor that the Company may reasonably request in connection with this Guaranty.

         C. Further Assurances. Guarantor agrees that, from time to time upon the written request of the Company, Guarantor will execute and deliver such further documents and do such other acts and things as the Company may reasonably request to effect the purposes of this Guaranty.

         Section 4. Miscellaneous.

         A. No Waiver. No failure on the part of the Company or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company or any of its agents of any right, power, or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         B. Expenses. Guarantor agrees to pay to the Company all costs and expenses (including, but not limited to, expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Guaranty.

         C. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         D. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         if to Guarantor:

                  HS Morgan Limited Partnership
                  c/o Workstream Inc.
                  608 Mercantile Center
                  414 Walnut Street
                  Cincinnati, Ohio 45202
                  Attn: Mr. Thaddeus Jaroszewicz
                  Facsimile: (513) 241-0332

         With a copy (which will not constitute notice) to:

                  Morgan Schiff & Co., Inc.
                  26th Floor East
                  280 Park Avenue
                  New York, New York 10017
                  Attn: J. Carr Gamble III, Esq.
                  Facsimile: (212) 548-6755

         And

                  Skadden, Arps, Slate, Meagher & Flom
                  Four Times Square
                  New York, NY  10036
                  Attn: Richard J. Grossman, Esq.
                  Facsimile: (917) 777-2116

         And

                  Keating, Muething & Klekamp, PLL
                  One East Fourth Street
                  1400 Provident Tower
                  Cincinnati, Ohio  45202
                  Attn: Edward E. Steiner, Esq.
                  Facsimile: (513) 579-6478
         if to the Company:

                  TAB Products Co.
                  935 Lakeview Parkway, Suite195
                  Vernon Hills, Illinois 60061
                  Attn: Mr. Gary Ampulski and
                        Mr. Jerry Myers
                  Facsimile: 847-968-5451

         With a copy (which will not constitute notice) to:

                  Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC 333 West Wacker Drive, Suite 2700
                  Chicago, Illinois  60606
                  Attn: John E. Freechack, Esq.
                  Facsimile: 312-984-3150

         Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.



         E. Waivers and Amendments. The terms of this Guaranty may be waived, altered, or amended only by an instrument in writing duly executed by Guarantor and the Company. Any such amendment or waiver shall be binding upon Guarantor and the Company, and their respective successors and permitted assigns. No waiver of any default on the part of Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach.

         F. Severability. Any term or provision of this Guaranty that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         G. Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of the respective successors and assigns of Guarantor and the Company; provided, however, that Guarantor shall not assign or transfer its rights hereunder without the prior written consent of the Company.

         H. Counterparts. This Guaranty may be executed in one or more counterparts and all of such counterparts taken together shall constitute one and the same instrument.

         I. Headings. The section headings contained in this Guaranty are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Guaranty.

         J. Construction. The parties have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Guaranty. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

         K. Term. This Guaranty shall terminate, and be of no further force and effect, only upon: (i) the payment, satisfaction, or expiration of the Guaranteed Obligations; (ii) the termination of the Merger Agreement pursuant to Sections 7(a)(i), 7(a)(ii), 7(a)(iii), 7(a)(v), 7(a)(vi) or 7(a)(vii) thereof; and (iii) a written release and waiver executed by the Company.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of the date first above written.

HS MORGAN LIMITED PARTNERSHIP,
as Guarantor

By: HS MORGAN CORP., its sole General Partner


    By:________________________________
    Name:______________________________
    Title:_____________________________


Acknowledged and Agreed:

T ACQUISITION L.P.

By: MSTP, LLC, its General Partner


    By:________________________________
       Taddeus S. Jaroszewicz
       President

T ACQUISITION CO.


By:____________________________________
   Taddeus S. Jaroszewicz
   President

                                    GUARANTY

         This GUARANTY, dated as of July 29, 2002 ("Guaranty"), is made by MS TP Limited Partnership, a Delaware limited partnership ("Guarantor") for the benefit and in favor of Tab Products Co., a Delaware corporation ("Company").

         WHEREAS, Guarantor and HS Morgan Limited Partnership, a Delaware limited partnership, are limited partners of T Acquisition L.P., a Delaware limited partnership ("Buyer");

         WHEREAS, Buyer owns all of the issued and outstanding shares of capital stock of T Acquisition Co., a Delaware corporation ("Transitory Subsidiary");

         WHEREAS, contemporaneously with the execution and delivery of this Guaranty, Buyer, Transitory Subsidiary, and Company are executing and delivering a Merger Agreement ("Merger Agreement"), pursuant to which, Transitory Subsidiary will merge with and into Company, and Company shall be the surviving corporation ("Merger");

         WHEREAS, the parties desire to enter into this Guaranty to formalize the terms of Guarantor's guaranty of the obligations of Buyer and Transitory Subsidiary under the Merger Agreement and the documents, agreements, and instruments executed in connection therewith ("Related Agreements");

         WHEREAS, the execution and delivery of this Guaranty is a condition precedent to the consummation of the transactions contemplated by the Merger Agreement, and is a material inducement to the Company to execute and deliver the Merger Agreement;

         WHEREAS, Guarantor will derive a material benefit from the execution of the Merger Agreement and the consummation of the Merger; and

         WHEREAS, all capitalized terms used, but not otherwise defined, herein shall have the meaning ascribed to them in the Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


         Section 1.    Guaranty.

         A. Guaranty. Guarantor hereby absolutely, without conditions (other than the conditions to the obligations of the Buyer and the Transitory Subsidiary contained in the Merger Agreement (collectively, the "Merger Agreement Conditions")), and irrevocably guarantees to the Company and its successors and assigns the complete and timely performance of all duties, obligations, liabilities, responsibilities, agreements, covenants, and promises of each of Buyer and Transitory Subsidiary arising under, pursuant to, or in connection with, the Merger Agreement (subject, however, to the limitations on such duties, obligations, liabilities and responsibilities set forth in the Merger Agreement) and the Related Agreements, including the obligations of Buyer arising in connection with the payment of the Merger Consideration (collectively, the "Guaranteed Obligations").

         B. Assumption. If either Buyer or Transitory Subsidiary does not comply, in any respect, with any of the Guaranteed Obligations, then, without the necessity of any notice from the Company to Guarantor, Guarantor hereby agrees to: (i) assume full responsibility for the performance of, and shall completely and timely perform, the Guaranteed Obligations; and (ii) indemnify and hold the Company and its officers, directors, stockholders, employees, and Affiliates harmless from any and all loss, cost, liability, expense, claim, or judgment that any such Person may suffer by reason of any such non-compliance by either Buyer or Transitory Subsidiary; provided, that Guarantor's liability to the Company or to any party claiming by or through the Company under or in connection with this Guaranty shall not exceed or be greater than the combined liability, if any, of the Buyer and the Transitory Subsidiary in such circumstances under the Merger Agreement.

         C. Obligations Unconditional. This Guaranty is an absolute, unconditional (excepting only the Merger Agreement Conditions), irrevocable, and continuing guaranty of performance. Guarantor shall be liable and responsible for the complete and timely performance of all of the Guaranteed Obligations as a primary obligor and not merely as surety. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law, or in equity, to require the Company to take prior recourse or proceedings against any collateral, security, or Person. Without limiting the generality of any of the foregoing, Guarantor hereby agrees that neither Company's rights or remedies, nor Guarantor's obligations, under the terms of this Guaranty shall be released, diminished, impaired, reduced, or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute, unconditional, irrevocable, and continuing, irrespective of:

                (i) any lack of genuineness, authorization, legality, validity, or enforceability, in whole or in part, of any of the Guaranteed Obligations, this Guaranty, the Merger Agreement, the Related Agreements, or any term or provision hereof or thereof;

                (ii) any modification, supplement, amendment, renewal, extension, subordination, waiver, release, exchange, or addition to or of any of the Guaranteed Obligations (either with or without notice to, or consent of, Guarantor);

                (iii) any modification, supplement, amendment, renewal, extension, subordination, waiver, release, exchange, acceptance, substitution, or addition to or of any other guaranty of, or security or collateral for, any of the Guaranteed Obligations (either with or without notice to, or consent of, Guarantor);

                (iv) any modification, supplement, amendment, renewal, extension, subordination, waiver, release, exchange, or addition to or of any right, privilege, duty, or obligation under, or any term or condition of, the Merger Agreement or Related Agreements (either with or without notice to, or consent of, Guarantor);

                (v) any failure to exercise any right, remedy, power, or privilege with respect to this Guaranty or any other guaranty of the Guaranteed Obligations;

                (vi) any bankruptcy, insolvency, dissolution, reorganization, arrangement, readjustment, liquidation, or similar proceeding with respect to Buyer, Transitory Subsidiary, or Guarantor, or any of the properties of Buyer, Transitory Subsidiary, or Guarantor, or any action taken by any trustee, receiver, or by any court in any such proceeding;

                (vii) any merger, consolidation, reorganization, or recapitalization of Buyer, Transitory Subsidiary, or Guarantor with or into any other Person, or any sale, license, lease, or transfer of all or any of the assets of Buyer, Transitory Subsidiary, or Guarantor to any other Person;

                (viii) whether the Company shall have taken or failed to have taken any steps to collect or enforce any obligation or liability from Buyer or Transitory Subsidiary, or shall have taken any actions to mitigate its damages;

                (ix) any law, regulation, or decree, now or hereafter in effect, that might in any manner affect any of the provisions of this Guaranty, the Merger Agreement, or the Related Agreements, or any of the rights, powers, or remedies hereunder or thereunder, or that might cause or permit to be invoked any alteration in the time, amount, or manner of performance of any of the obligations and liabilities of Guarantor hereunder or any of the obligations and liabilities of Buyer or Transitory Subsidiary under the Related Agreements;

                (x) any failure on the part of the Buyer, Transitory Subsidiary, or Guarantor to comply with the requirements of law, regulation, or order of any governmental authority, political subdivision, or agency thereof;

                (xi) the benefit of all principles or provisions of law, statutory or otherwise, that may be in conflict with the terms hereof;

                (xii) any other occurrence, condition, or circumstance whatsoever, whether similar or dissimilar to the foregoing, that may or might in any manner or to any extent: (A) vary the risk of Guarantor hereunder; (B) limit recourse against Guarantor; (C) release or discharge Guarantor from the performance or observance of any obligation, covenant, or agreement contained in this Guaranty or any other agreement; or (D) otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety. The parties hereby agree that this Guaranty and the obligations and liabilities hereunder shall be absolute, unconditional (excepting only the Merger Agreement Conditions), irrevocable, and continuing under any and all circumstances.

         D. Reinstatement. The obligations of Guarantor under this Guaranty shall be automatically reinstated if and to the extent that for any reason any performance or action by, or on behalf of, Guarantor, Buyer, or Transitory Subsidiary is rescinded or is otherwise determined to be incomplete or unenforceable.

         E. Waiver of Demands and Notices. Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable law: (i) notice of any of the matters referenced or set forth in this Section 1; (ii) all notices that may be required by statute, rule, law, or otherwise, now or hereafter in effect, to preserve any rights against Guarantor hereunder, including, without limitation, any demand, or proof or notice of non-payment of the Guaranteed Obligations; (iii) acceptance of this Guaranty, demand, protest, presentment, notice of default or dishonor, and any requirement of diligence; (iv) any requirement to exhaust any remedies or to mitigate any damages resulting from a default or failure to perform by Buyer or Transitory Subsidiary under the Merger Agreement; (v) any requirement that the Company exhaust any right or take any action against Buyer, Transitory Subsidiary, Guarantor, any other guarantor of the Guaranteed Obligations, or any other Person, or any guaranty of any of the Guaranteed Obligations; and (vi) any other occurrence, condition (other than the Merger Agreement Conditions), or circumstance whatsoever that may or might otherwise constitute a legal or equitable discharge, release, or defense of a guarantor or surety, or that might otherwise limit recourse against Guarantor.

         F. Rights and Remedies. Guarantor hereby agrees that the Company may pursue its rights and remedies (including, the institution of any demand, action, suit, or proceeding) against Buyer, Transitory Subsidiary, Guarantor, any other guarantor of the Guaranteed Obligations, or any other Person, or any guaranty of, or collateral or security for, any of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of the Company against any party hereto or any other Person. Guarantor hereby further agrees that the Company shall be entitled to the complete and timely performance of all Guaranteed Obligations, notwithstanding the existence of any other guaranty of, or security or collateral for, any of the Guaranteed Obligations.

         Section 2. Representations and Warranties. Guarantor hereby represents and warrants to the Company as of the date hereof as follows:

         A. Corporate Existence. Guarantor is a limited partnership, duly organized, validly existing, and in good standing under the laws of the jurisdiction of formation set forth in the preamble of this Guaranty. Guarantor has all requisite partnership power and authority, and has all governmental licenses, authorizations, consents, and approvals, that are necessary to own its assets and carry on its business as now being or as proposed to be conducted. Guarantor is in good standing and is duly-qualified to do or transact business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would reasonably be expected to have a material adverse effect on its consolidated financial condition or operations.

         B. Ownership. Guarantor, together with HS Morgan Limited Partnership, owns, legally and beneficially, 100% of the issued and outstanding limited partnership interests in the Buyer, on a fully-diluted basis. Guarantor has full right and authority to cause each of the Buyer and the Transitory Subsidiary to perform fully and promptly their respective obligations under the Merger Agreement and the Related Agreements.

         C. Authorization. The execution and delivery of this Guaranty by Guarantor, and the performance by Guarantor of its obligations hereunder, have been duly authorized by Guarantor and its partners. Guarantor has all necessary partnership power and authority to execute and deliver this Guaranty and to perform its obligations hereunder. This Guaranty constitutes a valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws in effect that limit creditors' rights generally; (ii) equitable limitations on the availability of specific remedies; and (iii) principles of equity.

         D. No Breach. The execution and delivery by Guarantor of this Guaranty, and the fulfillment of, and compliance with, the terms hereof by Guarantor, do not and will not conflict with, or result in a breach of, or constitute a default under, or require any permit, consent, approval, or authorization by or with any Person, or give to any Person any right of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any lien pursuant to: (i) the partnership agreement or formation documents of Guarantor; (ii) any law, statute, rule, regulation, license, permit, order, judgment, ruling, writ, or decree to which Guarantor is subject or by which it or any of its properties, rights, or assets may be bound; or (iii) any contract, agreement, arrangement, or instrument to which Guarantor is subject or by which it or any of its properties, rights, or assets may be bound.

         E. Litigation. There are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of Guarantor) threatened against Guarantor which, if adversely determined, could have a material adverse effect on the consolidated financial condition or operations of Guarantor or the ability of Guarantor to perform its obligations hereunder.

         Section 3.    Covenants.

         A. Compliance with Applicable Laws. From and after the date hereof, Guarantor will comply with the requirements of all applicable laws, rules, regulations, permits, and orders of any governmental body or regulatory authority relating to its activities, a breach of which would reasonably be expected to have a material adverse effect on the consolidated financial condition, operations, or business of Guarantor or that would otherwise affect the ability of Guarantor to perform its obligations hereunder.

         B. Records. From and after the date hereof, Guarantor will furnish such information concerning Guarantor that the Company may reasonably request in connection with this Guaranty.

         C. Further Assurances. Guarantor agrees that, from time to time upon the written request of the Company, Guarantor will execute and deliver such further documents and do such other acts and things as the Company may reasonably request to effect the purposes of this Guaranty.

         Section 4.    Miscellaneous.

         A. No Waiver. No failure on the part of the Company or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company or any of its agents of any right, power, or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         B. Expenses. Guarantor agrees to pay to the Company all costs and expenses (including, but not limited to, expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Guaranty.

         C. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         D. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         if to Guarantor:

                MS TP Limited Partnership
                c/o Workstream Inc.
                608 Mercantile Center
                414 Walnut Street
                Cincinnati, Ohio 45202
                Attn: Mr. Thaddeus Jaroszewicz
                Facsimile: (513) 241-0332

         With a copy (which will not constitute notice) to:

                Morgan Schiff & Co., Inc.
                26th Floor East
                280 Park Avenue
                New York, New York 10017
                Attn: J. Carr Gamble III, Esq.
                Facsimile: (212) 548-6755

         And

                Skadden, Arps, Slate, Meagher & Flom
                Four Times Square
                New York, NY 10036
                Attn: Richard J. Grossman, Esq.
                Facsimile: (917) 777-2116

         And

                Keating, Muething & Klekamp, PLL
                One East Fourth Street
                1400 Provident Tower
                Cincinnati, Ohio 45202
                Attn: Edward E. Steiner, Esq.
                Facsimile: (513) 579-6478
         if to the Company:

                TAB Products Co.
                935 Lakeview Parkway, Suite195
                Vernon Hills, Illinois 60061
                Attn: Mr. Gary Ampulski and
                       Mr. Jerry Myers
                Facsimile: 847-968-5451

         With a copy (which will not constitute notice) to:

                Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC 333 West Wacker Drive, Suite 2700
                Chicago, Illinois 60606
                Attn: John E. Freechack, Esq.
                Facsimile: 312-984-3150

         Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         E. Waivers and Amendments. The terms of this Guaranty may be waived, altered, or amended only by an instrument in writing duly executed by Guarantor and the Company. Any such amendment or waiver shall be binding upon Guarantor and the Company, and their respective successors and permitted assigns. No waiver of any default on the part of Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach.

         F. Severability. Any term or provision of this Guaranty that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         G. Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of the respective successors and assigns of Guarantor and the Company; provided, however, that Guarantor shall not assign or transfer its rights hereunder without the prior written consent of the Company.

         H. Counterparts. This Guaranty may be executed in one or more counterparts and all of such counterparts taken together shall constitute one and the same instrument.

         I. Headings. The section headings contained in this Guaranty are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Guaranty.

         J. Construction. The parties have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Guaranty. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

         K. Term. This Guaranty shall terminate, and be of no further force and effect, only upon: (i) the payment, satisfaction, or expiration of the Guaranteed Obligations; (ii) the termination of the Merger Agreement pursuant to Sections 7(a)(i), 7(a)(ii), 7(a)(iii), 7(a)(v), 7(a)(vi) or 7(a)(vii) thereof; and (iii) a written release and waiver executed by the Company.



                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of the date first above written. MS TP LIMITED PARTNERSHIP, as Guarantor

By:      MSTP, LLC, its sole General Partner


         By:_______________________________________
         Name:_____________________________________
         Title:____________________________________




Acknowledged and Agreed:

T ACQUISITION L.P.

By:      MSTP, LLC, its General Partner

         By:_______________________________________
            Taddeus S. Jaroszewicz
            President

T ACQUISITION CO.

By:_______________________________________
   Taddeus S. Jaroszewicz
   President

                                    Exhibit J

                             Financing Commitments

                                    Exhibit J

                                  June 6, 2002

Mr. Thaddeus S. Jaroszewicz
HS Morgan Limited Partnership
3158 Production Drive
Fairfield, Ohio 45014

Dear Mr. Jaroszewicz:

                  LaSalle Bank National Association ("Lender") is pleased to commit to making certain loans and financial accommodations ("Loans") to Tab Products Corp. ("Tab") and Tab Products of Canada Ltd. ("Tab Canada") (each a "Company" and collectively "Companies") of up to Twenty-One Million and No/100 Dollars ($21,000,000.00), subject to the terms and conditions specified below and in the definitive loan documentation.

                  As we understand the proposed transaction, a portion of the Loans will be used to (a) allow an affiliate of HS Morgan Limited Partnership ("HSMLP") to acquire the stock of Tab (which will be merged into such affiliate of HSMLP) and (b) provide the Companies with additional working capital. All references to the collateral shall mean the assets of Companies and Tab.

REVOLVING LOANS - Lender may, in its sole discretion, advance an amount up to the sum of the following sublimits (the "Revolving Loan Limit"):

         Up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to account debtors in connection therewith in the ordinary course of Companies' business) of Companies' "Eligible Accounts"; plus

         Up to sixty percent (60%) of the lower of the cost or market value of Companies' "Eligible Inventory" or Three Million and No/100 Dollars ($3,000,000.00), whichever is less; minus

         Such reserves as Lender may establish from time to time in its discretion including, without limitation, a reserve in an amount determined by Lender to be sufficient to satisfy any obligations to make payments in respect of the exercise of appraisal rights by any non-tendering shareholders of Tab;

         provided, that the Revolving Loan Limit shall in no event exceed Twenty-One Million and No/100 Dollars ($21,000,000.00) (the "Maximum Loan Limit").

TERM LOANS - Lender may, in it sole discretion, advance the following amounts:

         Up to eighty percent (80%) of the forced liquidation value of Companies' equipment and up to sixty-one percent (61%) of the fair market value of those certain real properties described below (in each case, as determined by an appraiser acceptable to Lender) or Five Million and No/100 Dollars ($5,000,000.00), whichever is less (the "Term Loan"); plus

         Up to eighty percent (80%) of the purchase price of the equipment purchased with such advances (exclusive of sales taxes, delivery charges and other "soft" costs related to such purchases), to be used by the Companies from time to time to purchase new equipment, or Two Million and No/100 Dollars ($2,000,000.00), whichever is less (the "CAPEX Loans"); provided, that prior to any advance under this subparagraph, the Companies shall furnish to Lender an invoice and acceptance letter for the equipment being purchased and shall have executed such documents and taken such other actions as Lender shall require to assure that Lender has a first perfected security interest in such equipment.

TERM LOAN REPAYMENTS

         Commencing thirty (30) days from the date of disbursement of the Loans under the Loan and Security Agreement, the Term Loan shall be repaid by an amount based upon a schedule of sixty (60) equal monthly payments plus a One Million and No/100 Dollars ($1,000,000.00) balloon payment on December 31, 2003. Such repayments shall be due and payable every month thereafter until the earliest to occur of (i) the date on which the Term Loan shall be repaid in full, and (ii) the date upon which the Loan and Security Agreement otherwise terminates pursuant to the provisions thereof on which date the remaining principal balance shall be due and payable.

         The Companies shall repay to Lender monthly an amount sufficient (assuming a like payment each month) to repay the entire principal amount of each CAPEX Loans advance above within sixty (60) months following the date of such advance. Such payments shall be made on the thirtieth (30th) day following the date of each such advance, and on the corresponding day of each month thereafter until the earliest to occur of (i) the date upon which each such advance is repaid in full, and (ii) the date upon which the Loan and Security Agreement otherwise terminates pursuant to the provisions thereof on which date the remaining principal balance shall be repaid in full.

LETTERS OF CREDIT - Lender is willing to cause the issuance of and co-sign for, upon Companies' request, commercial and standby letters of credit, provided, that the aggregate undrawn face amount of such letters of credit shall not exceed One Million and No/100 Dollars ($1,000,000), in the aggregate. Companies shall pay the issuer's normal charges for letters of credit, and in addition thereto, shall pay to Lender an administrative charge equal to one-fourth of one percent (1/4 of 1%) per month payable on the outstanding amount of such letters of credit, which charges shall be payable monthly in arrears on each day that interest is payable. Lender's contingent liability under the letters of credit shall automatically reduce, dollar for dollar, the amount which Companies may borrow pursuant to Paragraph 1 above.

INTEREST RATE - The Loans shall bear interest at the rate of three-quarter of one percent (0.75%) per annum in excess of Lender's publicly announced prime rate (which is not intended to be Lender's lowest or most favorable rate in effect at any time) (the "Prime Rate") in effect from time to time, and shall be due and payable on the last business day of each month in arrears. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate. Upon the occurrence of an event of default the Loans shall bear interest at a rate of two percent (2%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated on the basis of a 360-day year.

TERM OF LOAN - The original term of the Loans shall end on August 31, 2005. The Loan and Security Agreement shall automatically renew itself from year to year thereafter if neither party terminates it as set forth therein.

ELIGIBILITY CRITERIA - Companies' accounts and inventory shall be subject to such eligibility criteria and reserves as Lender, in its sole discretion elects to establish including, without limitation, with respect to Companies' accounts the following:

         Invoices evidencing such accounts shall be due and payable within ninety (90) days after the date of invoice; provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular account debtor remain unpaid ninety (90) days after the respective invoice dates thereof, then all accounts receivable due from that particular account debtor shall be deemed ineligible.

LOAN COLLATERAL

         A first and only lien on all of Companies' assets, tangible or intangible, whether now owned or hereafter acquired by Companies, and wherever located, including, but not limited to accounts, inventory, instruments, investment property, documents, equipment, fixtures, general intangibles, and any and all proceeds of the foregoing.

         A first mortgage, in form and substance satisfactory to the Lender, of those certain real properties located in Mayville, Wisconsin, and Turlock, California. Relative thereto, Companies shall execute and cause to be delivered to Lender such documentation as required by Lender, including but not limited to, title insurance (which shall contain such endorsements and exceptions as Lender deems necessary in its sole discretion), survey and environmental audit in form and substance satisfactory to Lender.

         Guaranty of Companies' European and Australian subsidiaries and such other subsidiaries as determined by Lender in its sole discretion secured by a first lien on the assets of such subsidiaries.

         Stock Pledge regarding Companies' European and Australian subsidiaries and such other subsidiaries as determined by Lender in its sole discretion.

AUDIT FEES - Companies shall jointly and severally pay the normal audit fees and out-of-pocket expenses related to any such audit, including, but not limited to, air fare, lodging, and meals, to Lender to cover Lender's periodic examinations of the loan collateral, as well as the Companies' books and records.

OUT-OF-POCKET EXPENSES - Companies shall jointly and severally reimburse Lender for the costs of the following: Uniform Commercial Code and other public record searches, lien and security interest filings, surveys, title insurance, environmental audits, appraisals, reasonable outside attorney's fees, express mail, messenger or similar delivery charges.

SUBORDINATED INDEBTEDNESS - Prior to Lender's initial disbursement under the Loan and Security Agreement, Companies shall cause the appropriate individuals and/or entities to contribute to the Companies as equity or subordinated debt at least Fifteen Million Nine Hundred Forty-Seven Thousand and No/100 Dollars ($15,947,000.00) on terms and conditions satisfactory to Lender.

RELATED TRANSACTIONS

         Prior to disbursement of the Loans proposed herein, an affiliate of HSMLP shall have (i) acquired or have had tendered to it at least ninety percent (90%) of the outstanding shares of stock of Tab and (ii) met all other requirements necessary to complete a short-form merger of Tab with and into such affiliate immediately upon consummation of the tender offer, in a manner satisfactory to Lender, or otherwise entered into a merger agreement with Tab satisfactory to Lender. The Companies shall provide Lender with copies of any such agreements and all related documentation, and evidence satisfactory to Lender that any and all approvals of the transaction contemplated therein have been obtained and all applicable waiting periods have expired.

         The purchase price for the stock of Tab shall not exceed Seven and No/100 Dollars ($7.00) per share with a maximum of Six and No/100 Dollars ($6.00) per share in the form of cash payments.

         There shall be no order, injunction or restraining order which would prevent or delay the consummation of, or impose material adverse conditions on the tender offer or merger. There shall not exist any pending or threatened litigation which, in the judgment of Lender, would have a material adverse effect on the tender offer or merger, or Lender's rights and remedies.

FACILITY FEES - Companies shall jointly and severally pay to Lender an annual facility fee equal to one-half of one percent (1/2 of 1%) of the Maximum Loan Limit, which fee shall be fully earned by Lender and payable on the date that Lender makes its initial disbursement under the Loan and Security Agreement and on each anniversary of the date of the Loan and Security Agreement during the original term and any renewal term.

CLOSING FEE - Companies shall jointly and severally pay to Lender a closing fee of one and one-fourth percent (1-1/4/th/%) of the Maximum Loan Limit, which fee shall be fully earned by Lender and payable on the date of disbursement under the Loan and Security Agreement.

COMMITMENT FEE - HSMLP shall pay to Lender a commitment fee of Fifty Thousand and No/100 Dollars ($50,000.00) upon execution and delivery of this letter, which fee shall be fully earned and non-refundable upon execution hereof.

LOCK BOX; COLLECTIONS

         Payments from all of Companies' customers shall be mailed directly to a lock box at Lender maintained in Lender's name.

         Lender shall, within two (2) business days after Lender receives checks in Chicago from Companies' customers, apply such collections against Companies' liabilities to Lender.

PREPAYMENT FEES - In the event that any Company prepays the Loans prior to the end of the original term or any applicable renewal term and the Loan and Security Agreement is terminated as a result thereof, Companies shall jointly and severally pay a prepayment fee equal to (i) three percent (3%) of the Maximum Loan Limit if such prepayment occurs two (2) years or more prior to the end of the original term, (ii) two percent (2%) of the Maximum Loan Limit if such prepayment occurs less than two (2) years, but at least one (1) year prior to the end of the original term, or (iii) one percent (1%) of the Maximum Loan Limit if such prepayment occurs less than one (1) year prior to the end of the original term or any then current renewal term.

ADDITIONAL CONDITIONS

         Lender shall have received pro forma financial statements of the Companies after giving effect to the merger of Tab with an affiliate of HSMLP, as well as projected monthly income statements, balance sheets and cash flow statements in form and substance satisfactory to Lender in its sole discretion.

         After giving effect to the initial Revolving Loans to be made upon closing of the transactions described herein, Companies shall have availability to borrow additional revolving loans of at least Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00).

         The transactions contemplated hereby, including disbursement of the initial Loans described herein shall have been consummated on or before the close of business on September 30, 2002.

MISCELLANEOUS

         Companies shall submit internally-prepared consolidated and consolidating financial statements to Lender on a monthly basis and certified consolidated and consolidating financial statements at year end. Companies shall provide collateral reports no less often than weekly.

         Prior to disbursement under the Loan and Security Agreement, Companies shall provide to Lender certificate(s) of insurance which includes (a) the dollar amount of the coverage on the items located at each of Companies' locations, and (b) endorsements indicating Lender's interest as Lender's Loss Payee and, as appropriate, Mortgagee, on Companies' casualty insurance policies, additional insured on Companies' liability insurance policies and assignee on Companies' business interruption insurance policies.

         Companies are required to maintain their general checking accounts with Lender. Normal charges shall be assessed thereon. Although no compensating balance is required, Companies may keep monthly balances in order to merit earnings credits which may cover the

Lender's service charges for demand deposit account activities. Additionally, Companies shall utilize Lender's trust department in connection with any services necessary to complete a tender offer for the stock of Tab or merger of Tab into an affiliate of HSMLP.

     Within thirty (30) days after the initial Loans are advance, the Companies shall enter into interest rate hedging agreements for not less than Five Million and No/100 Dollars ($5,000,000.00) in a manner satisfactory to Lender.

     HSMLP acknowledges and agrees that there are no other understandings between the parties, oral or written, relating to the financing committed to herewith other than what is set forth in this letter.

     Disbursement of the Loans hereunder is contingent upon all documentation and other legal matters, being in form and substance satisfactory to Lender and Lender's counsel including, without limitation, (i) with respect to the Loan and Security Agreement, covenants, financial and otherwise, representations and warranties, and all other documentation and legal matters relating to the asset purchase referred to above and (ii) Solvency Opinion from outside third party.

     Disbursement of the Loans hereunder is contingent upon no material adverse change, as determined by Lender, in the condition or operations (financial or otherwise) of Companies having occurred and no actions or proceedings being pending or threatened against Companies which might materially adversely affect Companies during the period commencing on the date of this letter and ending on the date of disbursement of the Loans.

     HSMLP hereby waive any right to a trial by jury in any action to enforce or defend any matter arising from or related to this letter.

     This letter and the transactions contemplated hereby shall be governed by and interpreted in accordance with the laws of the State of Illinois.

     HSMLP hereby submits to the jurisdiction of any state or federal court located in Cook County, Illinois, over any action or proceeding to enforce or defend any matter arising from or related to this letter. HSMLP hereby irrevocably waives, to the fullest extent HSMLP may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. HSMLP agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          If the foregoing commitment is acceptable to you, please execute the two enclosed copies of this letter and return the same to the Lender along with the commitment fee no later than 5:00 P.M. on June 15, 2002, the time and date at which this commitment, if not accepted by Companies expires, unless extended by Lender in writing.

                                              Very truly yours,

                                              LASALLE BANK NATIONAL ASSOCIATION


                                              By________________________________
                                              Title_____________________________

Accepted and Agreed this 13/th/
day of June, 2002

HS MORGAN LIMITED PARTNERSHIP

By______________________________
Title___________________________

June 25, 2002

Mr. Thaddeus S. Jaroszewicz
Chief Executive Officer
Workstream Inc.
3158 Production Drive
Fairfield, OH  45014

Dear Ted:

       Banc One Mezzanine Corporation ("BOMC") is pleased to inform you that our Investment Committee has approved an investment in a $7.0 million senior subordinated note to be issued by Workstream Inc. ("WSI" or the "Company") and its wholly owned subsidiaries, Hamilton Sorter Co., Inc. ("Hamilton") and New Maverick Desk, Inc. ("Maverick"). Based on the information you have provided to us, the undersigned is pleased to issue its commitment to provide this financing, on the terms and subject to the conditions set forth herein.


                            Senior Subordinated Note

Issuers WSI and its wholly owned subsidiaries, Hamilton and Maverick

Purchaser                  Banc One Mezzanine Corporation

Issue                      Senior Subordinated Note (the "BOMC Note")

Principal Amount           $7,000,000

Purpose To fund a recapitalization of WSI by HS Morgan LP ("HSM"), the proceeds of which will be used to partially finance the acquisition by HSM of Tab Products Co. ("Tab"), provided that such acquisition is not opposed by the Board of Directors of Tab

WSI Capitalization         WSI's capitalization, upon closing of BOMC's
                           investment, will be:

                           (i) approximately $471,000 in capitalized lease obligations;
                           (ii)  a $1,000,000 unfunded revolver;
                           (iii) the $7,000,000 BOMC Note;
                           (iv) the $2,000,000 note to Mark Dessy (the "Dessy Note"); and,
                           (v) the $3,850,000 investment held by HSM, whether constituted as debt or equity (the "HSM Investment").

Hamilton/Maverick
Capitalization             The capitalization of Hamilton and of Maverick will
                           consist solely of the equity held by WSI. Neither
                           Hamilton nor Maverick will have any debt, either funded or unfunded, during the term of the BOMC Note.

Commitment Fee             2.0% of the Principal Amount ($140,000), payable upon
                           delivery of a commitment letter and refundable should the commitment be revoked in accordance with the Material Adverse Change clause

Interest Rate              Interest will be 14% per annum, payable via ACH
                           quarterly in arrears, calculated on an actual/360 day basis.

Maturity                   The fifth anniversary of closing

Mandatory Repayments       Principal will be payable in quarterly installments
                           as follows:

                                     -------------------------------------
                                          Fiscal          Quarterly
                                           Year          Amortization
                                     -------------------------------------
                                           2003            $      0
                                     -------------------------------------
                                           2004            $125,000
                                     -------------------------------------
                                           2005            $187,500
                                     -------------------------------------
                                           2006            $250,000
                                     -------------------------------------
                                           2007            $250,000
                                     -------------------------------------

                           The balance of $3.75 million will be due at maturity.

Optional Prepayment        The Company shall have the right to prepay all
                           amounts outstanding under the BOMC Note subject to a prepayment fee calculated as a percentage of the Principal Amount as detailed in the following table:

                                     ---------------------------------------
                                       If Prepayment is    Then Prepayment
                                       Made during Year     Fee shall be
                                     ---------------------------------------
                                             One                5%
                                     ---------------------------------------
                                             Two                4%
                                     ---------------------------------------
                                            Three               3%
                                     ---------------------------------------
                                             Four               2%
                                     ---------------------------------------
                                          Thereafter            0%
                                     ---------------------------------------

Mandatory Prepayment       BOMC will have the right of repayment upon a
                           liquidation, wind up, change of control, merger, sale of substantially all of the assets of the Company, Hamilton or Maverick, event of default or a qualified public offering.

Ranking The BOMC Note will rank junior to certain senior funded indebtedness. At closing, this amount will not exceed the amounts as stated in "WSI Capitalization". Thereafter, the amount of senior indebtedness will be capped at a mutually agreeable amount. This ranking will be captured in an intercreditor agreement customary for transactions of this type. The BOMC Note will be senior to all other financing of the Company.

Collateral                 The BOMC Note will be secured by i) a pledge of the
                           stock of WSI and its subsidiaries, ii) a perfected first security interest in all assets not claimed by the revolver, and iii) a first lien on HSM's investment in Tab, provided however that BOMC will have no power to vote, or to direct the voting of, any of the Tab shares held by HSM prior to an event of default under the BOMC Note.

Key Man Life               The Company will be required to purchase a key man
                           life insurance policy on Thaddeus Jaroszewicz in the amount of $3,750,000. The proceeds of this policy will be payable to the Company, but assigned to BOMC.

Covenants                  The BOMC Note documentation will contain certain
                           affirmative and negative covenants and financial tests customary for this type of financing, including but not limited to: (1) limitations on indebtedness including, in certain circumstances, the approval of BOMC for drawdowns under the revolving credit facility; (2) limitations on capital expenditures;
                           (3) minimum EBITDA; (4) maximum ratio of debt to EBITDA; (5) minimum fixed charge coverage ratio; and
                           (6) limitations on owners' compensation (including salary, bonus, rental payments, interest payments and dividends). Additionally, payments to affiliates of HSM, including Ted Jaroszewicz and John Boustead (the
                           "WSI administrative expenses"), will be capped at $200,000 per year and may be reduced to $100,000 per year upon certain events of default.

Documentation              Purchase agreement and other documentation (including
                           intercreditor agreement, note, warrant, etc.) to be negotiated, and shall include, among other items: 1) market terms of subordination for privately placed debt; 2) standard representations, warranties, events of default, cross defaults, and covenants (including financial covenants); 3) the right for BOMC to attend the Company's board meetings which shall be held at least quarterly; and 4) standard indemnification provisions. The covenants associated with the BOMC
                           Note will remain in effect until the BOMC Note is repaid in full. Reporting requirements will remain in effect until the Warrant is exercised or expires.

                                     Warrant

Warrant BOMC shall be issued a detachable and freely transferable warrant (the "Warrant") exercisable into 26.0% of the fully diluted equity of the Company at the time of exercise. The Warrant shall be for non-voting stock, exchangeable into voting stock under certain circumstances.

Term                10 years

Exercise Price      nominal

Equity Rights       The Warrant (and any stock issued upon exercise of the
                    Warrant) shall contain standard anti-dilution protection for subordinated debt issuances, two demand registration rights for all of BOMC's equity (with no more than one demand right to be exercised in any 12-month period), unlimited piggy-back registration rights, pre-emptive rights and dollar-for-dollar co-sale rights.

Put Option          The Put shall be exercisable at any time beginning on the
                    earlier of:
                    (i)    repayment of 90% or more of the outstanding
                           principal due under the BOMC Note;
                    (ii)   a change of control;
                    (iii)  a sale of substantially all of the stock or assets of the Company;
                    (iv)   an initial public offering;
                    (v)    an event of default; and
                    (vi)   the fifth anniversary of closing.

Put Price           The Put on the warrant will be priced at the greater of:
                    (i)    book value;
                    (ii)   4.5 times the earnings before WSI administrative
                           expenses, interest, taxes, depreciation and amortization of the Company for the preceding twelve month period, less outstanding permitted indebtedness (defined to include the revolver and the BOMC Note but exclude the Dessy Note and the HSM Investment), plus cash and marketable securities using the most current month-end balances;
                    (iii)  fair market value as determined by a mutually agreed upon third party appraiser, without giving effect to WSI administrative expenses, illiquidity or minority interest discounts; or
                    (iv)   fair market value of the Company as determined by
                           certain market events such as a merger or sale of the Company or based on the publicly traded market value (average closing price for 20 days immediately prior to the date of exercise), times the warrant percent.

                    In each of the cases above, for purposes of calculating the equity value associated with the warrant/warrant shares, the Dessy Note and the HSM Investment will be treated as common equity.

                                  General Items

Contingent Items    This commitment remains contingent upon the following items:

                    1. The closing of the contemplated acquisition of Tab by HSM not later than December 31, 2002;
                    2. Documentation of the financing transaction, including: (i) the negotiation of a satisfactory revolving credit agreement and related intercreditor agreement with the senior lender; (ii) subordination of the Dessy Note and the HSM Investment to the BOMC Note; (iii) documentation of the structure of the investment by HSM in Tab, the tax ramifications of such investment on WSI, and the related security positions by BOMC; and (iv) documentation of the detailed terms and conditions of the BOMC Note, including various representations and warranties to be made by the Company; in each case, in form and substance satisfactory to BOMC and its counsel, and,
                    3. Satisfaction, in BOMC's sole discretion, as to the absence of any material adverse change in the business, operations, properties, assets, condition (financial or otherwise), value and prospects of the Company.

Material Adverse    BOMC in its sole discretion may revoke this commitment upon
Change              the occurrence of a Material Adverse Change in the Company's financial performance. For purposes of clarity, BOMC defines
                    Material Adverse Change in the Company's financial performance as meaning performance where EBITDA before WSI administrative expenses, measured on a year-to-date basis for the current fiscal year, fails the following cumulative
                    EBITDA target:

                     ----------------------------------------
                           YTD Month           Cumulative
                                                 EBITDA
                     ----------------------------------------
                     June                      $  431,100
                     ----------------------------------------
                     July                      $  613,200
                     ----------------------------------------
                     August                    $  813,200
                     ----------------------------------------
                     September                 $1,063,200
                     ----------------------------------------

                            ----------------------------------------
                            October                      $1,288,200
                            ----------------------------------------
                            November                     $1,513,200
                            ----------------------------------------
                            December                     $1,794,500
                            ----------------------------------------

Due Diligence Fee          $15,000, payable to BOMC refundable (less Transaction
                           Expenses) to the extent not used

Transaction Expenses       HSM and the Company shall be responsible for the
                           payment of legal fees and expenses, accountant's fees, and other expenses incurred by BOMC in connection with the transaction contemplated herein, both prior to closing and ongoing, whether or not a closing occurs. Expenses will encompass costs related to due diligence, including those expenses related to the preparation, negotiation and execution of the documentation necessary to consummate this proposed transaction, and in connection with any amendments, waivers or enforcement of rights with respect to such transaction.

         By its acceptance below, HSM, WSI, Hamilton, and Maverick agree to and agree to cause any of them to, indemnify and hold harmless BOMC, its affiliates and all of their respective directors, officers, employees, agents, attorneys and controlling persons (each an "Indemnified Person") from and against, and reimburse them for, all losses, claims, damages, judgments, assessments, costs and other liabilities (collectively "Liabilities") and reasonable legal and other expenses (collectively "Expenses") incurred by any Indemnified Person, related to or arising out of this letter, any of the transactions contemplated hereby, or in investigating, preparing, pursuing, defending or participating in any claim, action, proceeding or investigation (commenced or threatened), whether or not any Indemnified Person is a party to any such proceeding (collectively "Actions"), except to the extent that there is a judicial determination that any Action is the result of the gross negligence or willful misconduct of such Indemnified Person.

         In addition, HSM and the Company agree to reimburse BOMC, from time to time upon demand, for all reasonable out-of-pocket expenses (including legal fees) incurred in connection with this letter and the transactions contemplated hereby, whether incurred before or after the date hereof. The obligation of HSM and the Company under this paragraph shall survive any termination of this letter and shall be effective regardless of whether the transactions contemplated hereby are consummated or any definitive financing agreements are executed. The forgoing provision of this paragraph shall be in addition to any rights that BOMC or any other Indemnified Person may have at common law or otherwise.

         By executing this letter, you agree that this letter is solely for the benefit of HSM and the Company in connection with the proposed financing and that it may not be relied upon by any other person or entity for any purpose. Further, you agree to continue to proceed exclusively with BOMC, and not to seek or engage in any communication with any alternative source of subordinated financing in connection with the recapitalization of WSI, without the express written consent of BOMC.

         If you agree with the foregoing, please sign and return to the undersigned the enclosed copy of this commitment letter no later than 5:00 p.m., New York time, on Wednesday, June 26, 2002. Our commitment will terminate at such time unless the undersigned has received from you such signed commitment letter; provided, however, that any term or provision hereof to the contrary notwithstanding, the two immediately preceding paragraphs shall survive any termination of our commitment.

         We look forward to working with you.

                                                  Very truly yours,

                                                  BANC ONE MEZZANINE CORPORATION




                                                  By:__________________________
                                                         Cheryl L. Turnbull

ACCEPTED AND AGREED TO
as of this June __, 2002:

HS MORGAN L.P.

By:________________________
Its:_______________________


WORKSTREAM, INC.

By:________________________
Its:_______________________


HAMILTON SORTER CO., INC.

By:________________________
Its:_______________________


NEW MAVERICK DESK, INC.

By:________________________
Its:_______________________

                            Morgan Schiff & Co., Inc.
                          350 Park Avenue, 8/th/ Floor
                            New York, New York 10022
                                  888 548-6745
                                  212 548-6750




June 25, 2002

Mr. Thaddeus S. Jaroszewicz
Chief Executive Officer
Workstream Inc.
3158 Production Drive
Fairfield, Ohio 45014

                          Re: MS TP Limited Partnership

Dear Ted:

You have asked us to report on the private placement of limited partnership interests by MS TP Limited Partnership ("MSTLP"). Please be informed that to date, MSTLP has cash, stock and commitments for the purchase of limited partnership interests that aggregate in excess of $3 million for the purpose of acquiring all the shares of Tab Products Co. ("Tab") in connection with the outstanding offer of HS Morgan Limited Partnership. As you know, the 338,900 shares of Tab stock owned by MSTPLP were purchased from Hamilton Sorter on or around May 1, 2002 with a portion of the proceeds raised.

All funds of MSTLP are intended to be invested in a partnership to be formed for the purpose of acquiring all the shares of Tab in conjunction with HS Morgan Limited Partnership's offer.

Sincerely,




Allan M. Edwards
President

ve:AME

                                 Workstream Inc.
                              3158 Production Drive
                              Fairfield, Ohio 45014




June 26, 2002


Mr. Phillip Ean Cohen
HS Morgan Limited Partnership
c/o Morgan Schiff & Co., Inc.
350 Park Avenue
Eighth Floor
New York, New York 10022


Dear Mr. Cohen:

Workstream is hereby committing to repay its $3.5 million 10% Junior Subordinated Note to the HS Morgan Limited Partnership and to lend HS Morgan Limited Partnership an additional $3.5 million. We understand that these funds will be used to make an investment in a partnership to be formed to purchase Tab Products Co. The $3.5 million loan will be made on the terms and conditions of the term sheet attached hereto.

Sincerely,


Thaddeus S. Jaroszewicz
Chief Executive Officer

                              Commitment Term Sheet

                                   Senior Note

Issuer                     HS Morgan Limited Partnership ("HSMLP").

Lender                     Workstream Inc.

Issue                      Senior Note (the "Note")

Principal Amount           $3,500,000

Purpose To partially fund the purchase by HSMLP of an approximately 70% interest in the Tab Acquisition Partnership. This loan, combined with the repayment of the 10% Junior Subordinated Note owed by Workstream to HSMLP will enable HSMLP to invest $7 million in the Tab Acquisition

Commitment Fee             2.0% of the Principal Amount ($70,000), payable upon
                           closing of the transaction.

Interest Rate              Interest will be 12% per annum, payable quarterly in
                           arrears, calculated on an actual/360 day basis.

Maturity                   The fifth anniversary of closing

Mandatory Repayments       Principal will be payable in equal quarterly
                           installments as follows:

                                      -------------------------------------
                                           Fiscal          Quarterly
                                            Year          Amortization
                                      -------------------------------------
                                            2003           $        0
                                      -------------------------------------
                                            2004           $        0
                                      -------------------------------------
                                            2005           $  500,000
                                      -------------------------------------
                                            2006           $1,500,000
                                      -------------------------------------
                                            2007           $1,500,000
                                      -------------------------------------

Optional Prepayment        HSMLP shall have the right to prepay all amounts
                           outstanding under the Note subject at any time, without a prepayment fee or penalty.

Mandatory Prepayment       Workstream will have the right of repayment upon a
                           liquidation, wind up, change of control, merger, sale of substantially all of the assets of HSMLP, event of default or a qualified public offering.

Ranking The Note will be a senior obligation of HSMLP, and will be senior to all other financing of HSMLP.

Collateral                 The Note will be secured by i) a pledge of the
                           HSMLP's interest in the Tab Acquisition Partnership, and ii) a first lien on all assets of HSMLP.

Key Man Life               The Company will be required to purchase key man life
                           insurance policies on Ted Jaroszewicz in the amount of $3,500,000. The proceeds of these policies will be payable to the HSMLP, but assigned to Workstream Inc.

Covenants                  The Note documentation will contain certain
                           affirmative and negative covenants and financial tests customary for this type of financing, including but not limited to: (1) limitations on indebtedness;
                           and (2) limitations on general partner's compensation
                           (including salary, bonus, rental payments, interest payments and dividends).

Documentation              Purchase agreement and other documentation (including
                           intercreditor agreement, note, , etc.) to be negotiated, and shall include, among other items: 1)
                           market terms of for privately placed senior debt; 2) standard representations, warranties, events of default, cross defaults, and covenants (including financial covenants); and 3) standard indemnification provisions. The covenants associated with the Note will remain in effect until the Note is repaid in full.

                              Commitment Term Sheet

                                   Senior Note

Issuer                    HS Morgan Limited Partnership ("HSMLP").

Lender                    Workstream Inc.

Issue                     Senior Note (the "Note")

Principal Amount          $3,500,000

Purpose To partially fund the purchase by HSMLP of an approximately 70% interest in the Tab Acquisition Partnership. This loan, combined with the repayment of the 10% Junior Subordinated Note owed by Workstream to HSMLP will enable HSMLP to invest $7 million in the Tab Acquisition

Commitment Fee            2.0% of the Principal Amount ($70,000), payable upon
                          closing of the transaction.

Interest Rate             Interest will be 12% per annum, payable quarterly in
                          arrears, calculated on an actual/360 day basis.

Maturity                  The fifth anniversary of closing

Mandatory Repayments      Principal will be payable in equal quarterly
                          installments as follows:

                                 -----------------------------------------
                                       Fiscal                Quarterly
                                        Year                Amortization
                                 -----------------------------------------
                                        2003                 $        0
                                 -----------------------------------------
                                        2004                 $        0
                                 -----------------------------------------
                                        2005                 $  500,000
                                 -----------------------------------------
                                        2006                 $1,500,000
                                 -----------------------------------------
                                        2007                 $1,500,000
                                 -----------------------------------------

Optional Prepayment       HSMLP shall have the right to prepay all amounts
                          outstanding under the Note subject at any time, without a prepayment fee or penalty.

Mandatory Prepayment      Workstream will have the right of repayment upon a
                          liquidation, wind up, change of control, merger, sale of substantially all of the assets of HSMLP, event of default or a qualified public offering.

Ranking The Note will be a senior obligation of HSMLP, and will be senior to all other financing of HSMLP.

Collateral                The Note will be secured by i) a pledge of the
                          HSMLP's interest in the Tab Acquisition Partnership, and ii) a first lien on all assets of HSMLP.

Key Man Life              The Company will be required to purchase key man life
                          insurance policies on Ted Jaroszewicz in the amount of $3,500,000. The proceeds of these policies will be payable to the HSMLP, but assigned to Workstream Inc.

Covenants                 The Note documentation will contain certain
                          affirmative and negative covenants and financial tests customary for this type of financing, including but not limited to: (1) limitations on indebtedness; and
                          (2) limitations on general partner's compensation
                          (including salary, bonus, rental payments, interest payments and dividends).

Documentation             Purchase agreement and other documentation (including
                          intercreditor agreement, note, , etc.) to be negotiated, and shall include, among other items: 1)
                          market terms of for privately placed senior debt; 2) standard representations, warranties, events of default, cross defaults, and covenants (including financial covenants); and 3) standard indemnification provisions. The covenants associated with the Note will remain in effect until the Note is repaid in full.

                                       2